TOPCLICK INTERNATIONAL, INC.
                         Suite 200, 1636 West 2nd Avenue
                   Vancouver, British Columbia, Canada V6J 1H4






January __, 2000




To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of TopClick International, Inc., a Delaware corporation ("Company"), which will be held at 10:30 a.m., Pacific Standard Time, on January 27, 2000, at the Hyatt Regency Hotel, 655 Burrard Street, Vancouver, British Columbia, Canada V6C 2R7 ("Annual Meeting"). All holders of the Company's outstanding common stock as of November 10, 1999, are entitled to vote at the Annual Meeting.

     Enclosed is a copy of the Notice of Annual Meeting of Stockholders, Proxy Statement, and Proxy Card. A current report regarding the business operations of the Company will be presented at the Annual Meeting and stockholders will have an opportunity to ask questions.

     We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, it is important you complete, sign, date, and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                               Sincerely,


                               Chris Lewis
                               Chairman of the Board and Chief Executive Officer

                          TOPCLICK INTERNATIONAL, INC.
                         Suite 200, 1636 West 2nd Avenue
                   Vancouver, British Columbia, Canada V6J 1H4


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held January 27, 2000

     NOTICE IS HEREBY given that the Annual Meeting of Stockholders of TopClick International, Inc., a Delaware corporation ("Company"), will be held at 10:30 a.m., Pacific Standard Time, on January 27, 2000, at the Hyatt Regency Hotel, 655 Burrard Street, Vancouver, British Columbia, Canada V6C 2R7 ("Annual Meeting") for the following purposes:

1.   To elect three (3) members to the Board of Directors of the Company;

2.   To approve and adopt the Company's Stock Option Plan;

3. To approve, adopt and ratify the actions taken by the Company's officers and directors during the last fiscal year;

4. To approve the selection of Buckley Dodds to audit the consolidated financial statements of the Company for the fiscal year ended June 30, 1999;

5. To approve the selection of Price Waterhouse Coopers to audit the consolidated financial statements of the Company for the fiscal year beginning July 1, 1999;

6. To amend the Certificate of Incorporation of the Company to provide that, in the event a person becomes a "controlling person" and seeks to implement a "business combination" of the Company with such person, there shall be a special vote, in addition to whatever other vote may be required, requiring the affirmative vote of the holders of not less than two-thirds (2/3) of the issued and outstanding shares of the Company's $.001 par value common stock;

7. To amend the Certificate of Incorporation of the Company to provide that, if a proposal is made that the Company enter into a merger or consolidation with any other corporation, or to sell or otherwise dispose of all or substantially all of the Company's assets or business in one transaction or a series of transactions, or to liquidate or dissolve the Company, the affirmative vote of the holders of not less than two-thirds (2/3) of the issued and outstanding shares of the Company's $.001 par value common stock will be required for the approval of such proposal;

8. To amend the Certificate of Incorporation of the Company to provide that any "Control Share Acquisition" of shares of the Company's $.001 par value common stock can be made only if both of the following occur: (i) two-thirds (2/3) of the issued and outstanding shares of the Company's $.001 par value common stock represented at the shareholder meeting in person or by proxy authorize the Control Share Acquisition, excluding, however, the voting power of shares that may be voted by the acquiror; and provided further that (ii) the proposed Control Share Acquisition is consummated no later than 360 days following the shareholders' authorization of the Control Share Acquisition;

9. To amend the Certificate of Incorporation of the Company to provide that no person owning 10% or more of the Company's outstanding voting securities ("Interested Shareholder") may engage in any "Interested Shareholder Transaction" (generally, a merger, consolidation, sale, lease or other disposition of substantial assets, either by the Company to the Interested Shareholder, or vice versa, including certain reclassifications of the Company's capital stock, or a loan or other financial benefit to the Interested Shareholder not shared pro rata with other shareholders) with the Company for three (3) years following the date that such person became an Interested Shareholder, unless (i) before that person became an Interested Shareholder, the Board of Directors of the Company approved the transaction in which the Interested Shareholder became an Interested Shareholder, or (ii) the Board of Directors of the Company approves the Interested Shareholder Transaction; and

10. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on November 10, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

                               By Order of the Board of Directors

                               Chris Lewis,
                               Chairman of the Board and Chief Executive Officer
Dated: January __, 2000

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                          TOPCLICK INTERNATIONAL, INC.
                         Suite 200, 1636 West 2nd Avenue
                   Vancouver, British Columbia, Canada V6J 1H4


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held January 27, 2000
                                VOTING AND PROXY

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of TopClick International, Inc., a Delaware corporation ("Company"), for use at the annual meeting of stockholders of the Company to be held at 10:30 a.m., Pacific Standard Time, on January 27, 2000, at the Hyatt Regency Hotel, 655 Burrard Street, Vancouver, British Columbia, Canada V6C 2R7 ("Annual Meeting"), and at any adjournments thereof. When a Proxy is properly executed and returned, the shares of the Company's $.001 par value common stock that such Proxy represents will be voted in accordance with any directions specified therein. If no specification is indicated, those shares will be voted "FOR" (i) the election as directors of the Company of the three
(3) nominees named herein; (ii) approval and adoption of the Company's Stock Option Plan; (iii) approval, adoption and ratification of the actions taken by the Company's officers and directors during the most recent fiscal year; (iv) approval and ratification of the selection and appointment of Buckley Dodds as independent certified public accountants of the Company to audit the consolidated financial statements of the Company for the fiscal year ended June 30, 1999; (v) approval and ratification of the selection and appointment of Price Waterhouse Coopers as independent certified public accountants of the Company to audit the consolidated financial statements of the Company for the fiscal year beginning July 1, 1999; (vi) to amend the Certificate of Incorporation of the Company to provide that, in the event a person becomes a "controlling person" and seeks to implement a "business combination" of the Company with such person, there shall be a special vote, in addition to whatever other vote may be required, requiring the affirmative vote of the holders of not less than two-thirds (2/3) of the issued and outstanding shares of the Company's $.001 par value common stock to approve any such transaction; (vii) to amend the Certificate of Incorporation of the Company to provide that, if a proposal is made that the Company enter into a merger or consolidation with any other corporation, or sell or otherwise dispose of all or substantially all of the Company's assets or business, or liquidate or dissolve, the affirmative vote of the holders of not less than two-thirds (2/3) of the issued and outstanding shares of the Company's $.001 par value common stock will be required for the approval of such proposal; (viii) to amend the Certificate of Incorporation of the Company to provide that any "Control Share Acquisition" of shares of the Company's $.001 par value common stock can be made only if both of the following occur: (i) two-thirds (2/3) of the issued and outstanding shares of the Company's $.001 par value common stock represented at the shareholder meeting in person or by proxy authorize the Control Share Acquisition, excluding, however, the voting power of shares that may be voted by the acquiror, and provided further that (ii) the proposed Control Share Acquisition is consummated no later than 360 days following the shareholders' authorization of the Control Share Acquisition; and (ix) to amend the Certificate of Incorporation of the Company to provide that no person owning 10% or more of the Company's issued and outstanding voting securities ("Interested Shareholder") may engage in any "Interested Shareholder Transaction" (generally, a merger, consolidation, sale, lease or other disposition of substantial assets either by the Company to the Interested Shareholder, or vice versa, including certain reclassifications of the Company's capital stock, or a loan or other financial benefit to the Interested Shareholder not shared pro rata with other shareholders) with the Company for three (3) years following the date that such person became an Interested Shareholder, unless (1) before that person became an Interested Shareholder, the Board of Directors of the Company approved the transaction in which the Interested Shareholder became an Interested
Shareholder, or (2) the Board of Directors of the Company approves the Interested Shareholder Transaction.

Any stockholder giving a Proxy has the power to revoke that Proxy at any time before that Proxy is voted by (i) giving to the Secretary of the Company written notice of such revocation, (ii) issuance of a subsequent Proxy, or (iii) voting in person at the Annual Meeting. The affirmative vote of the holders of not less than two-thirds (2/3) of the issued and outstanding shares of the Company's $.001 par value common stock will be required for the approval of such proposal.

At the close of business on November 10, 1999, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 13,407,473 shares of its $.001 par value common stock ("Common Stock"). Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. Only stockholders of record at the close of business on November 10, 1999, are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.

The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Proxies may be solicited personally, or by mail or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefor. It is anticipated that this Proxy Statement and accompanying Proxy will be mailed to all stockholders entitled to vote at the Annual Meeting on or about January 12, 1999.

The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are specified more completely below.

                              ELECTION OF DIRECTORS

(Proposal 1)

Directors of the Company are elected annually and hold office until the next annual meeting of stockholders of the Company or until their respective successors are elected and qualified. It is intended that the Proxies solicited by the Board of Directors of the Company will be voted for election of the three
(3) nominees specified below, unless a contrary instruction is made on the Proxy. If, for any reason, one or more of these nominees should be unavailable as a candidate for director of the Company, an event which is not anticipated, the persons specified in the accompanying Proxy will vote for another candidate or candidates nominated by the Board of Directors. To be elected to the Board of Directors of the Company, a nominee must receive the affirmative vote of the holders of a majority of the total issued and outstanding Common Stock. Cumulative voting for nominees is not permitted.

One of the nominees for directors, Chris Lewis, is, at present, a director of the Company.

The following table sets forth certain information with respect to (i) each nominee for director of the Company, and (ii) all director nominees and executive officers of the Company as a group at December 15, 1999, including the number of shares of Common Stock beneficially owned by each of them. Percentages are based on the number of shares of the Company's outstanding Common Stock on a fully diluted basis as of November 10, 1999.

                               Name and Address              Amount and Nature
Title of Class                of Beneficial Owner           of Beneficial Owner         Percent of Class
--------------                -------------------           --------------------        ----------------
$.001 Par Value                Chris Lewis                Officer and Sole Director         40.27%
Common Stock                   1636 W. 2nd Ave.           5,280,571 shares
                               Vancouver, B.C.            (also holds 225,000 options)

$.001 Par Value                Terry Livingstone          Chief Operating Officer;           1.75%
Common Stock                   1636 W. 2nd Ave.           229,675 common shares
                               Vancouver, B.C.            (also holds 25,000 options)

$.001 Par Value                Bruce M. McKay             Director                           0.07%
Common Stock                   1636 W. 2nd Ave.           Nominee
                               Vancouver, B.C.            10,000 shares

$.001 Par Value                                           All directors and named           42.09%
Common Stock                                              executive officers as a
                                                          group (including
                                                          Nominees)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("Commission") and generally includes voting or investment power with respect to securities. In accordance with Commission rules, shares of Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of this Proxy Statement are deemed beneficially owned by the optionees.

Nominees for Directors

Chris Lewis. Chris Lewis is the Company's President and Chief Executive Officer, as well as Chairman of the Board of Directors. Mr. Lewis developed the TopClick Guide concept and has responsibility for the strategic planning relating to the products and services currently being developed by the Company. Mr. Lewis has experience in business planning and marketing and has participated in the development and commercial exploitation of 19 products, including the world's first alphanumeric paging service. His marketing and communications experience includes small regional direct mail advertising campaigns and full national television advertising campaigns supported by print advertising, outdoor poster activities, product design and packaging, 800 telephone response facilities and complete media launch presentations.

During the past 25 years, Mr. Lewis has held sales and marketing management positions in a number of industries, including men's fashion clothing, mobile communications, telecommunications, computer software and Internet applications and the Do-It-Yourself handyman industry.

In 1987,  Mr.  Lewis was  selected  as 1 of 8 managers  (in a  company,  British
Telecom, which employed 185,000 people) to attend the Chartered Institute of Marketing, where he received an Accelerated Business Degree in Business Planning, International Marketing and Marketing Communications. In 1989, working with Paul Fifield, a European marketing strategist (now a member of the Company's advisory board), Mr. Lewis developed a new approach to market segmentation referred to as "context marketing", which British Telecom tested in a customer research program and then implemented as a principal methodology in its marketing approach.

While at British Telecom, Mr. Lewis served as the company representative on a multi- company and university Pan-European Study of Global Social Change to identify the changing customer attitudes, values and expectations that influence consumer purchase behavior. Mr. Lewis also worked on several corporate business initiatives as a Marketing Futurist, including personal communications, broadband networks and other specialized projects, and served as a strategic marketing manager for personal communications. In 1992, Mr. Lewis emigrated from London, England to join his family in Western Canada. From 1993 to 1998, Mr. Lewis was President of Helpful By Design, Inc., a Vancouver, British Columbia-based software and Internet design and development firm. From June 1998 to the present, Mr. Lewis has been President and Chief Executive Officer of TopClick Corporation, an Internet design and development firm also located in Vancouver, British Columbia.

John Jennings, B.Sc., M.B.A., C.F.A. John Jennings has 18 years experience in the investment industry, and has held investment banking and research positions with major firms, including Lehman Brothers, Pemberton Securities, Nesbitt Burns and HSBC Capital Canada. Mr. Jennings is the founder of Forum Capital Partners and was formerly the President and Chief Executive Officer of Brink, Hudson & Lefever, Ltd., a Vancouver, British Columbia based investment dealer.

Mr. Jennings earned a Bachelor of Sciences Degree in Chemistry from the University of Western Ontario in 1979, and a Master's Degree in Business Administration from the London Business School in 1984. Mr. Jennings is a member of the National Board of Directors of the Investment Dealers Association of Canada, Chair of the Vancouver Stock Exchange's Pre-Listing Advisory Committee, and a former Governor and Executive Committee member of the Vancouver Stock Exchange.

Bruce M. McKay. Bruce M. McKay is an attorney with Lang Michener Lawrence and Shaw in Vancouver, British Columbia. Mr. McKay has significant experience in domestic and international corporate and commercial transactions for both public and private companies, including mergers and acquisitions, turn-key industrial projects, natural resources, joint ventures, sales and distribution arrangements, public and private financing, intellectual property transactions, franchising, leasing, corporate reorganizations and loan and asset workouts.

Mr. McKay is a former adjunct professor at the University of British Columbia, Faculty of Law. Mr. McKay earned a Bachelor of Laws Degree at the University of British Columbia in 1970, and a Bachelor of Arts Degree from Concordia in 1966. Mr. McKay is presently a secretary of several companies which include B.C. Pacific Capital Corporation; Procon Mining & Tunnelling Ltd.; Procon Mining & Tunnelling (U.S.) Ltd.; Procon Holdings (Alberta) Inc.; Procon Holdings (U.S.) Ltd.; Versacold Corporation; Versacold Logistics Corporation; Versacold Canada Corporation; Versacold Trans Canada Freezers Corporation; Versacold Distribution Services Ltd.; Versacold Group; Versacold Cascade Inc. and 1026784 Ontario Inc. In addition, Mr. McKay is a director of Westfield Minerals Limited, Brooksbank Holdings Ltd., Chemex Labs Ltd. and Aurora Laboratory Services Ltd. Mr. McKay is a member of the Bar Associations of Vancouver and Canada, as well as the Law Society of British Columbia.

Board of Directors Meetings During Last Fiscal Year

The Board of Directors consisted of one director, Chris Lewis, during the Company's most recent fiscal year and, therefore, corporate action was taken by written consent in lieu of holding Board of Directors' meetings. The Company contemplates that the directors elected at the Annual Meeting will form a Compensation Committee consisting of two directors, at least one of whom shall be an independent director, and shall make recommendations concerning salaries and incentive compensation for employees (including officers and management personnel) of the Company. The Company also contemplates the formation of an Audit Committee consisting of two (2) directors, at least one of whom shall be an independent director, which shall review the results and scope of the audits and other services provided by the Company's independent auditors.

All directors of the Company hold office until the next annual meeting of stockholders of the Company and the election and qualification of their successors. Officers of the Company are appointed annually by, and serve at the discretion of, the Board of Directors.

Principal Stockholders. The following table sets forth, as of June 30, 1999, the end of the Company's most recently completed fiscal year, the identity of each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, and the respective beneficial ownerships of those persons.

                               Name and Address              Amount and Nature
Title of Class                of Beneficial Owner           of Beneficial Owner         Percent of Class
--------------                -------------------           --------------------        ----------------
$.001 Par Value                Chris Lewis                5,280,571                         40.27%
 Common Stock                  1636 W. 2nd Ave.           (also holds 225,000 options)
                               Vancouver, B.C.

The Company is informed that approximately 4,017,415 shares of the Company's Common Stock are presently held by Cede & Company, which is the nominee name for the Depository Trust Company ("DTC"), a division of the Bank of New York formed to facilitate securities transactions for major brokers. Generally, only unrestricted securities may be deposited by brokers into the DTC, and Cede & Company is not a beneficial owner of any securities which it holds. Cede & Company, therefore, is presently holding approximately 29.96% of the issued and outstanding Common Stock.

Executive Compensation. Any compensation received by officers and management personnel of the Company will be determined from time to time by the Board of Directors of the Company (specifically the Compensation Committee). Officers, directors and management personnel of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to the Company payable to the Chief Executive Officer of the Company and the other executive officers of the Company whose total annual salary and bonus is anticipated to exceed $50,000 during the calendar year ended December 31, 1999.

                                        SUMMARY COMPENSATION TABLE


                                           ANNUAL COMPENSATION
                                    ------------------------------
                Name                                                           Other Annual             All Other
       and Principal Position       Year    Salary($)      Bonus($)            Compensation            Compensation
----------------------------------  -----   ------------   --------         -----------------        -------------------
Chris Lewis,                        1999    $144,000         None               Stock Options*              None
President and                                                                   (See below)
Chief Executive Officer

Terry Livingstone                   1999    $100,000         None               Stock Options*              None
Chief Operating Officer                                                         (See below)

*In 1999, Chris Lewis was granted options to acquire 225,000 shares of Common Stock and Terry Livingstone was granted options to acquire 25,000 shares of Common Stock, at an exercise price of $1.00 per share.

                          APPROVAL OF STOCK OPTION PLAN

(Proposal 2)

Management of the Company believes that it is in the best interests of the Company to reserve certain authorized shares of Common Stock pursuant to the terms and subject to the conditions specified in the Company's Stock Option Plan, which was approved and adopted by the Company's Board of Directors on October 31, 1999, and which is attached hereto as Exhibit A. The stock options so specified are intended to serve as an incentive to, and to encourage stock ownership by, certain directors, officers, employees and certain persons rendering service to the Company so that they may acquire or increase their proprietary interest in the success of the Company, and to encourage them to remain in the Company's service.

Approval of the proposal to approve and adopt the Company's Stock Option Plan requires the affirmative vote of the holders of a majority of the total issued and outstanding Common Stock.


              RATIFICATION OF ACTIONS BY OFFICERS AND SOLE DIRECTOR
                      DURING THE COMPANY'S LAST FISCAL YEAR

(Proposal 3)

Management of the Company will report to the Company's shareholders regarding the actions taken by the Company's officers and sole director during the last fiscal year, including, but not limited to, material contracts entered into by the Company. Management of the Company believes that these actions taken by the Company's officers and sole director and the material contracts entered into by the Company have been in the best interests of the

Company and its shareholders, and, therefore, will request that holders of the issued and outstanding Common Stock vote to approve, consent to, adopt and ratify each of those actions and material contracts.

Approval of the proposal to approve, adopt and ratify the actions taken by the Company's officers and sole director during the Company's most recent fiscal year requires the affirmative vote of the holders of a majority of the issued and outstanding Common Stock.

                      INDEPENDENT AUDITORS - BUCKLEY DODDS

(Proposal 4)

Management of the Company selected the certified public accounting firm of Buckley Dodds to audit and comment on the Company's financial statements for the Company's fiscal year ended June 30, 1999, and to conduct whatever audit functions were deemed necessary pursuant thereto. Buckley Dodds was responsible for the audit of the Company's financial statements for the fiscal year ended June 30, 1999, for inclusion in the Company's 1999 Annual Report on Form 10-KSB which was filed with the Commission on October 8, 1999.

Approval of the selection of Buckley Dodds to audit the consolidated financial statements of the Company for the fiscal year ended June 30, 1999, requires the affirmative vote of the holders of a majority of the issued and outstanding Common Stock.

                 INDEPENDENT AUDITORS - PRICE WATERHOUSE COOPERS

(Proposal 5)

Management of the Company has selected the certified public accounting firm of Price Waterhouse Coopers to audit and comment on the Company's financial statements for the Company's fiscal year commencing July 1, 1999, and conduct whatever audit functions are deemed necessary pursuant thereto. It is anticipated that a representative of Price Waterhouse Coopers will be present at the Annual Meeting and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions, if any, concerning the Company's engagement of Price Waterhouse Coopers.

Approval of the proposal to approve the selection of Price Waterhouse Coopers to audit the consolidated financial statements of the Company for the fiscal year beginning July 1, 1999, requires the affirmative vote of the holders of a majority of the total issued and outstanding Common Stock.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                             (FAIR PRICE PROVISION)

(Proposal 6)

Management of the Company believes that it is desirable to amend the Certificate of Incorporation of the Company to provide that Article Eighth thereof shall specify as follows:

          "In the event that a person becomes a 'Controlling Person', as defined herein, and seeks to implement a 'Business Combination' of the Company with such person, there shall be a special vote, in addition to whatever other vote may be required, of two-thirds (2/3) of the issued and outstanding shares of the Company's $.001 par value common stock to approve any such transaction. This special vote will not be required, however, if a 'Minimum Price Per Share' is to be paid to those holders of shares who do not vote in favor of the Business Combination and a proxy statement is distributed for purposes of soliciting shareholder approval of the Business Combination. This special vote will also not be required if the then current Board of Directors, by a vote of at least two-thirds (2/3) of the directors then in office, approves the proposed Business Combination as being in the best interests of the Company.

          A 'Controlling Person' is defined as any person who 'Beneficially Owns' more than 10% of the Company's $.001 par value common stock. 'Beneficially Owns' is defined broadly to include all forms of ownership and all types of arrangements that give a person, either directly or indirectly, actual or potential voting rights or investment decision authority with respect to the Company's $.001 par value common stock.

          'Business Combination' includes virtually every transaction between a Controlling Person (and certain affiliates and associates) and the Company (or a subsidiary of the Company) which would involve a combination of the business operations or assets of such persons. The phrase also encompasses reclassifications and recapitalizations involving the Company's $.001 par value common stock while a person is a Controlling Person.

          'Minimum Price Per Share' is defined as the higher of (i) the highest gross per share price paid or agreed to be paid within three (3) years of the record date for the Business Combination to acquire any share of the

     Company's $.001 par value common stock Beneficially Owned by a Controlling Person, or (ii) the highest per share market price of the Company's $.001 par value common stock during such three (3) year period.

          This Article Eighth cannot be amended, altered, changed or repealed in any respect without the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Company's $.001 par value common stock. This Article Eighth is intended to prevent unfair pricing or other tactics that might occur if a person in control of the Company negotiates a Business Combination with the Company. In such circumstances, a Controlling Person could, in effect, influence and decide both decisions of the negotiation. This Article Eighth is intended to require the Controlling Person to either negotiate directly with the Company's Board of Directors and obtain the approval of the Company's Board of Directors or to offer a fair price to all shareholders.

Approval to amend the Company's Certificate of Incorporation to include this Article Eighth requires the affirmative vote of the holders of a majority of the issued and outstanding Common Stock.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                             (BUSINESS COMBINATIONS)

(Proposal 7)

Management of the Company believes that it is desirable to amend the Certificate of Incorporation of the Company to provide Article Ninth shall be and specify as follows:

          "If, at any time, a proposal is made that the Company enter into a merger or consolidation with any other corporation (other than a direct or indirect wholly-owned subsidiary of the Company), or sell or otherwise dispose of all or substantially all of its assets or business, in one transaction or a series of transactions, or liquidate or dissolve, the affirmative vote of the holders of not less than two-thirds (2/3) of the issued and outstanding shares of the Company's $.001 par value common stock will be required for the approval of such proposal.

          The foregoing does not apply to any such merger, consolidation, sale, disposition, liquidation or dissolution which is approved by resolution of two- thirds (2/3) of the directors of the Company then in office, if the majority of the members of the Board of Directors adopting such resolution were members of the Board of Directors prior to the public announcement of the proposed merger, consolidation, sale, disposition, dissolution or liquidation and prior to the public announcement of any transaction relating to such merger, consolidation, sale, disposition, dissolution or liquidation. If such approval is granted, then such transaction will only require such additional approval, if any, as is otherwise required pursuant to the other Articles of the Certificate of Incorporation and pursuant to law."

Approval to amend the Company's Certificate of Incorporation to include that Article Ninth requires the affirmative vote of the holders of a majority of the issued and outstanding Common Stock.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                           (CONTROL SHARE ACQUISITION)

(Proposal 8)

Management of the Company believes that it is desirable to amend the Certificate of Incorporation of the Company to provide Article Tenth shall be and specify as follows:

          "Any 'Control Share Acquisition' of shares of the Company's $.001 par value common stock can be made only if both of the following occur: (i) the approval of two-thirds (2/3) of the issued and outstanding shares of the Company's $.001 par value common stock represented at the shareholder meeting in person or by proxy authorize the acquisition, excluding the voting power of shares that may be voted by the acquiror, and (ii) the proposed Control Share Acquisition is consummated no later than 360 days following the shareholders' authorization of the Control Share Acquisition.

          'Control Share Acquisition' is defined as any acquisition of shares of the Company that, when added to all other shares of the Company owned by the acquiror, would entitle the acquiror to exercise levels of voting power in the following ranges: one fifth or more but less than one third, one third or more but less than a majority, and a majority."

Approval to amend the Company's Certificate of Incorporation to include a Control Share Acquisition provision requires the affirmative vote of the holders of a majority of the issued and outstanding Common Stock.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                   (TRANSACTIONS WITH INTERESTED SHAREHOLDERS)

(Proposal 9)

Management of the Company believes that it is desirable to amend the Certificate of Incorporation of the Company to provide Article Eleventh shall be and specify as follows:

          "No person owning 10% or more of the Company's outstanding shares ('Interested Shareholder') may engage in any 'Interested Shareholder Transaction' (generally, a merger, consolidation, sale, lease or other disposition of substantial assets either by the Company to the Interested Shareholder, or vice versa, including certain reclassifications of the Company's capital stock, or a loan or other financial benefit to the Interested Shareholder not shared pro rata with other shareholders) with the Company for three (3) years following the date that such person became an Interested Shareholder, unless (i) before that person became an Interested Shareholder, the Board of Directors of the Company approved the transaction in which the Interested Shareholder became an Interested Shareholder, or (ii) the Board approves the Interested Shareholder Transaction.

          This Article Eleventh cannot be amended, altered, changed or repealed in any respect without the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of this corporation's $.001 par value common stock that are not owned by the Interested Shareholder."

Approval to amend the Company's Certificate of Incorporation to include this Article Eleventh requires the affirmative vote of the holders of a majority of the issued and outstanding Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to an Acquisition Agreement dated January 28, 1999 ("Acquisition Agreement"), the Company acquired all of the shares of TopClick Corporation, a Delaware corporation, incorporated on July 8, 1998 ("TC") which, in turn, had previously acquired certain assets from E.Z.P.C. Canada Inc., which was incorporated on September 28, 1994, pursuant to the Canada Business Corporations Act with one common share owned by Helpful By Design, Inc., a Canadian federal jurisdiction corporation ("HBD"). The Acquisition Agreement was part of a financing transaction specified more completely below. TC is now a wholly-owned subsidiary of the Company.

As consideration for the transfer of the shares of TC, the Company issued 8 shares of its $.001 par value common stock for every 7 shares of TC $.001 par value common stock. This exchange value was determined by negotiations between the Company, TC , and Sonora Capital Corporation, a British Columbia corporation ("Sonora"), and was approved by a majority of the shareholders of TC.

On or about July 14, 1998, the name of E.Z.P.C. Canada, Inc., was changed to TopClick (Canada) Inc. In September 1998, HBD sold the TopClick website and related assets, including the one common share of TopClick (Canada) Inc., to TC for the issuance of 7,000,000 shares of $.001 par value common stock of TC to HBD and forgiveness of indebtedness owed by HBD to TopClick (Canada) Inc. The TopClick website and related assets were valued by the Board of Directors of HBD ("HBD Board") at $700,000, in United States Dollars. The HBD Board valued the forgiveness of a debt in the amount of $480,000 in Canadian Dollars (CDN$) at $315,789, at an exchange rate of approximately 1.52 CDN$ to one United States Dollar. The HBD Board believes that total consideration for the sale of the TopClick website and related assets was, therefore, approximately $1,015,789. As part of this transaction, TC agreed to convert the shares of preferred stock held by shareholders of TopClick (Canada) Inc. into shares of common stock of TC.

On or about January 30, 1999, TC entered into a financing transaction with the Company, Sonora, HBD, and other parties whereby a group of investors represented by Sonora provided $2,000,000 to the Company. As part of a series of related transactions, HBD and the shareholders of TC transferred their shares of TC to the Company so that TC became a wholly-owned subsidiary of the Company. A copy of the Financing Agreement is attached as Exhibit 10.1 to the Registration Statement on Form SB-2 which the Company filed with the Commission on July 8, 1999.

                                  OTHER MATTERS

The Board of Directors of the Company knows of no other matters to be brought before the Annual Meeting. If, however, other matters should come before the Annual Meeting, it is the intention of each person specified in the Proxy to vote such Proxy in accordance with his or her judgment on such matters.

                          ANNUAL REPORT ON FORM 10-KSB

A copy of the Company's Annual Report on Form 10-KSB filed with the Commission on October 8, 1999, is available without charge to stockholders and may be obtained by writing to the Company at Suite 200, 1636 West 2nd Avenue, Vancouver, British Columbia Canada V6J 1H4, Attention: Information Agent. A summary of the Company's most recent Annual Report is attached to this Proxy Statement as Appendix A.

On or about June 22, 1999, the Company became a reporting company with the Commission, and is now obligated to file quarterly and annual reports, which include financial statements. The public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549, or by accessing the Commission's website at http://www.sec.gov. The Company currently maintains its own Internet address at www.topclick.com. A summary of the Company's Annual Report on Form 10-KSB filed with the SEC on October 8, 1999, is attached hereto as Appendix A.

                              STOCKHOLDER PROPOSALS

Any proposals of security holders which are intended to be presented at next year's annual meeting must be received by the Company at its principal executive offices on or before December 1, 2000, in order to be considered for inclusion in the Company's Proxy materials relating to that annual meeting.

                                   EXHIBIT ONE


                          TOPCLICK INTERNATIONAL, INC.
                             1999 STOCK OPTION PLAN

                                    ARTICLE I
                                     General


1.1  Purpose of Plan; Term.

     (a) Adoption. On August 1, 1999, the Board of Directors (the "Board") of Topclick International, Inc., Delaware corporation (the "Company), adopted this stock option plan to be known as the Topclick International, Inc. 1998 Stock Option Plan (the "Plan").

     (b) Defined Terms. All initially capitalized terms used hereby shall have the meaning set forth in Article V hereto.

     (c) General Purpose. The purpose of the Grant Program is to further the interests of the company and its stockholders by encouraging key persons associated with the Company (or Parent or Subsidiary Corporations) to acquire shares of the Company's Stock, thereby acquiring a proprietary interest in its business and an increased personal interest in its continued success and progress. Such purpose shall be accomplished by providing for the granting of options to acquire the Company's Stock ("Options"), the direct granting of the Company's Stock ("Stock Awards"), the granting of stock appreciation rights ("SARs"), or the granting of other cash awards ("Cash Awards") (Stock Awards, SARs and Cash Awards shall be collectively referred to herein as "Awards").

     (d) Character of Options. Options granted under this Plan to employees of the Company (or Parent or Subsidiary Corporations") that are intended to qualify as "incentive stock options" as defined in Code section 422 ("Incentive Stock Options") will be specified in the applicable stock option agreement. All other Options granted under this Plan will be nonqualified options.

     (e) Rule 16b-3 Plan. If the company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Plan is thereafter intended to comply with all applicable conditions of Rule 16b-3 (and all subsequent revisions thereof) promulgated under the 1934 Act. In such instance, to the extent any provision of the Plan or action by a Plan Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by such Plan Administrator. In addition, the Board may amend the Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 without the consent of the stockholders of the Company.

     (f) Duration of Plan. The term of the Plan is 10 years commencing on the date of adoption of the original Plan by the Board as specified in Section 1.1
(a) hereof. No Option or Award shall be granted under the Plan unless granted within 10 years of the adoption of the Plan by the Board, but Options or Awards outstanding on that date shall not be terminated or otherwise affected by virtue of the Plan's expiration.

1.2  Stock and Maximum Number of Shares Subject to Plan.

     (a) Description of Stock and Maximum Shares Allocated. The shares of stock subject to the provisions of the Plan and issuable upon the grant of Stock Awards or upon the exercise of SARs or Options granted under the Plan are shares of the Company's common Stock, $.001 par value per share (the "Stock"), which may be either unissued or treasury shares. The Company may not issue more than 1,065,375 shares of Stock pursuant to the Plan, unless the Plan is amended as provided in Section 1.3 or the maximum number of shares subject to the Plan is adjusted as provided in Section 3.1.

     (b) Calculation of Available Shares. The number of shares of Stock available under the Plan shall be reduced (i) by any shares of Stock issued (including any shares of Stock withheld for tax withholding requirements) upon exercise of an Option and (ii) by any shares of Stock issued (including any shares of Stock withheld for tax withholding requirements) upon the grant of a Stock Award or the exercise of a SAR.

     (c) Restoration of Unpurchased Shares. If an Option or SAR expires or terminates for any reason prior to its exercise in full and before the term of the Plan expires, the shares of Stock subject to, but not issued under, such Option or SAR shall, without further action or by or on behalf of the Company, again be available under the Plan.

1.3  Approval; Amendments.

     (a) Approval by Stockholders. The Plan shall be submitted to the stockholders of the Company for their approval at a regular or special meeting to be held within 12 months after the adoption of the Plan by the Board. Stockholder approval shall be evidenced by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and voting at the meeting. The date such stockholder approval has been obtained shall be referred to herein as the "Effective Date".

     (b)  Commencement  of the Grant  Program.  The Grant  Program is  effective immediately, but if the Plan is not approved by the stockholders within 12 months after its adoption by the Board, the Plan and all Options and Awards made under the Grant Program will automatically terminate and be forfeited to the same extent and with the sane effect as though the Plan had never been adopted.

     (c) Amendments to Plan. The Board may, without action on the part of the Company's stockholders, make such amendments to, changes in and additions to the Plan as it may, from time to time, deem necessary or appropriate and in the best interests of the Company; provided, the Board may not, without the consent of the applicable Optionholder, take any action which disqualifies any Option previously granted under the Plan for treatment as an Incentive Stock Option or which adversely affects or impairs the rights of the Optionholder of any Option outstanding under the Plan, and further provided that, except as provided in
Article III hereof, the Board may not, without the approval of the Company's stockholders, (i) increase the aggregate number of shares of Stock subject to the Plan, (ii) reduce the exercise price at which Options may be granted or the exercise price at which any outstanding Option may be exercised, (iii) extend the term of the Plan, (iv) change the class of persons eligible to receive Options or Awards under the Plan, or (v) materially increase the benefits accruing to participants under the Plan. Notwithstanding the foregoing, Options or Awards may be granted under this Plan to purchase shares of Stock in excess of the number of shares them available for issuance under the Plan if (A) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such Option or Award and within one year thereafter such amendment is approved by the Company's stockholders and (B) each such Option or Award granted does not become exercisable or vested, in whole or in part, at any time prior to the obtaining of such stockholder approval.

                                   ARTICLE II
                                  Grant Program


2.1  Participants; Administration.

     (a) Eligibility and Participation. Options and Awards may be granted to persons ("Eligible Persons") who at the time of grant are (i) key personnel (including officers and directors) of the Company or Parent or Subsidiary Corporations (ii) consultants or independent contractors who provide valuable services to the Company or Parent or Subsidiary Corporations; provided that (1) Incentive Stock Options may only be granted to key personnel of the Company (and its Parent or Subsidiary Corporation) who are also employees of the Company (or its Parent or Subsidiary Corporation) and (2) the maximum number of shares of stock with respect to which Options or Awards may be granted to any employee during the term of the Plan shall not exceed 60 percent of the shares of stock covered by the Plan. A Plan Administrator shall have full authority to determine which Eligible Persons in its administered group are to receive Option grants under the Plan, the number of shared to be covered by each such grant, whether or mot the granted Option is to be an Incentive Stock Option, the time or times at which each such Option is to become exercisable, and the maximum term for which the Option is to be outstanding. A Plan Administrator shall also have full authority to determine which Eligible Persons in such group are to receive Awards under the Grant Program and the conditions relating to such Award.

     (b) General Administration. The Eligible Persons under the Grant Program shall be divided into two groups and there shall be a separate administrator for each group. One group will be comprised of Eligible Persons that are Affiliates. For purposes of this Plan, the term "Affiliates" shall mean all "officers" (as that term is defined in Rule 16a-1 (f) promulgated under the 1934 Act) and directors of the Company and all persons who own ten percent or more of the Company's issued and outstanding equity securities. Initially, the power to administer the Grant Program with respect to Eligible Persons that are Affiliates shall be vested with the Board. At any time, however, the Board may vest the power to administer the Grant Program with respect to Persons that are Affiliates exclusively with a committee (the "Senior Committee") comprised of two or more Non-Employee Directors who are appointed by the Board. The Senior committee, in its sole discretion, may require approval of the Board for specific grants of Options or Awards under the Grant Program. The administration of all Eligible Persons that are not Affiliates ("Non-Affiliates") shall be vested exclusively with the Board. The Board, however, may at any time appoint a committee (the "Employee Committee") of one or more persons who are members of the Board and delegate to such Employee Committee the power to administer the Grant Program with respect to the Non-Affiliates. In addition, the Board may establish an additional committee or committees of persons who are members of the Board and delegate to such other committee or committees the power to administer all or a portion of the Grant program with respect to all or a portion of the Grant program with respect to all or a portion of the Eligible Persons. Members of the Senior Committee, Employee Committee or any other committee allowed hereunder shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may at any time terminate all or a portion of the functions of the Senior Committee, the Employee Committee, or any other committee allowed hereunder and reassume all or a portion of powers and authority previously delegated to such committee. The Board in its discretion may also require the members of the Senior Committee, the Employee Committee or any other committee allowed hereunder to be "outside directors: as that term is defined in any applicable regulations promulgated under Code section 162 (m).

     (c) Plan Administrators. The Board, the Employee Committee, Senior Committee, and/or any other committee allowed hereunder, whichever is applicable, shall be each referred to herein as a "Plan Administrator". Each Plan Administrator shall have the authority and discretion, with respect to its administered group, to select which Eligible Persons shall participate in the Grant Program, to grant Options or Awards under the Grant Program, to establish such rules and regulations as they may deem appropriate with respect to the proper administration of the Grant Program and to make such determinations under, and issue such interpretations of, the Grant Program and any outstanding Option or Award as they may deem necessary or advisable. Unless otherwise required by law or specified by the Board with respect to any committee, decisions among the members of a plan Administrator shall be by majority vote. Decisions of a Plan Administrator shall be final and binding on all parties who have an interest in the Grant Program or any outstanding Option or Award.

     (d) Guidelines for Participation. In designating and selecting Eligible Persons for participation in the Grant Program, a Plan Administrator shall consult with and give consideration to the recommendations and criticisms submitted by appropriate managerial and executive officers of the Company. A Plan Administrator also shall take into account the duties and responsibilities of the Eligible Persons, their past, present and potential contributions to the Company and such other factors as a Plan Administrator shall deem relevant in connection with accomplishing the purpose of the Plan.

2.2  Terms and Conditions of Options.

     (a) Allotment of Shares. A Plan Administrator shall determine the number of shares of Stock to be optioned from time to time and the number of shares to be optioned to any Eligible Person (the "Optioned Shares"). The grant of an Option to a person shall neither entitle such person to, nor disqualify such person from, participation in any other grant of Options or Stock Awards under this Plan or any other stock option plan of the Company.

     (b) Exercise Price. Upon the grant of any Option, a Plan Administrator shall specify the option price per share. If the Option is intended to qualify as an Incentive Stock Option under the Code, the option price per share may not be less than 100 percent of the fair market value per share of the stock on the date the Option is granted (110 percent if the Option is granted to a stockholder who at the time the Option is granted owns or is deemed to own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary Corporation). The determination of the fair market value of the Stock shall be made in accordance with the valuation provisions of Section 3.5 hereof.

     (c) Individual Stock Option Agreements.Options granted under the Plan shall be evidenced by option agreements in such form and content as a Plan Administrator from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan, including the terms and conditions of this Section2.2. As determined by a Plan Administrator, each option agreement shall state (i) the total number of shares to which it pertains, (ii) the exercise price for the shares covered by the Option, (iii) the time at which the Options vest and become exercisable and (iv) the Option's scheduled expiration date. The option agreements may contain such other provisions or conditions as a Plan Administrator deems necessary or appropriate to effectuate the sense and purpose of the Plan, including covenants by the Optionholder not to compete and remedies for the Company in the event of the breach of any such covenant.

     (d) Option Period. No Option granted under the Plan that is intended to be an Incentive Stock Option shall be exercisable for a period in excess of 10 years from the date of its grant (five years if the Option is granted to a stockholder who at the time the Option is granted owns or id deemed to own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent or any Subsidiary Corporation), subject to earlier termination in the event of termination of employment, retirement or death of the Optionholder. An Option may be exercised in full or in part at any time or from time to time during the term of the Option or provide for its exercise in stated installments at stated times during the Option's term.

     (e) Vesting; Limitations. The time at which Options may be exercised with respect to an Optionholder shall be in the discretion of that Optionholder's Plan Administrator. Notwithstanding the foregoing, to the extent an Option is intended to qualify as an Incentive Stock Option, the aggregate fair market value (determined as of the respective date or dates of grant) of the Stock for which one or more Options granted to any person under this Plan (or any other option plan of the Company or its Parent or Subsidiary Corporations) may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000 (referred to herein as the "$100,000 Limitation"). To the extent that any person holds two or more Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability as an Incentive Stock Option shall be applied on the basis of the order in which such Options are granted.

     (f) No Fractional Shares. Options shall be exercisable only for whole shares; no fractional shares will be issuable upon exercise of any Option granted under the Plan.

     (g) Method of Exercise. To exercise an Option with respect to any vested Optioned Shares, an Optionholder (or in the case of an exercise after an Optionholder's death, such Optionholder's executor, administrator, heir or legatee, as the case may be) must take the following action:

          (i) execute and deliver to the Company a written notice of exercise signed in writing by the person exercising the Option specifying the number of shares of Stock with respect to which the Option is being exercised

          (ii) pay the aggregate Option Price in one of the alternate forms as set forth in Section 2.2 (h) below; and

          (iii) furnish appropriate documentation that the person or persons exercising the Option (if other than the Optionholder) has the right to exercise such Option.

As soon as practicable after the Exercise Date, the Company will mail or deliver to or on behalf of the Optionholder (or any other person or persons exercising an Option under the Plan) a certificate or certificates representing the Stock acquired upon exercise of the Option.

     (h) Payment of Option Price. The aggregate option Price shall be payable in one of the alternative forms specified below:

          (i) Full payment in cash or cheque made payable to the Company's order; or

          (ii) Full payment in shares of Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date (as determined in accordance with Section 3.5 hereof); or

          (iii) If a cashless exercise program has been implemented by the Board, full payment through a sale and remittance procedure pursuant to which the Optionholder (A) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the Optioned Shares to be purchased and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the Optioned Shares to be purchased and (B) shall concurrently provide written directives to the Company to deliver the certificates for Optioned Shares to be purchased directly to such brokerage firm in order to complete the sale transaction.

     (i) Rights of a Stockholder. An Optionholder shall not have any of the rights of a stockholder with respect to Optioned Shares until such individual shall have exercised the Option and paid the Option Price for the Optioned shares. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such exercise and full payment for the Optioned Shares.

     (j) Repurchase Right. The Plan Administrator may, in its sole discretion, set forth other terms and conditions upon which the Company (or its assigns) shall have the right to repurchase shares of Stock acquired by an Optionholder pursuant to an Option. Any repurchase right of the company shall be exercisable by the Company (or its assignees) upon such terms and conditions as the Plan Administrator may specify in the Stock Repurchase Agreement evidencing such right. The Plan Administrator may also in its discretion establish as a term and condition of one or more Options granted under the Plan that the Company shall have a right of first refusal with respect to any proposed sale or other disposition by the Optionholder of any shares of Stock issued upon the exercise of such Options. Any such right of first refusal shall be exercisable by the Company (or its assigns) in accordance with the terms and conditions set forth in the Stock Repurchase Agreement.

     (k) Termination of Incentive Stock Options.

          (i) Termination of Service. If any Optionholder ceases to be in Service to the company for a reason other than permanent disability or death and any vested Option held by such Optionholder is an Incentive Stock Option, then such Optionholder may, within one month after the date of termination of such Service, but in no event after the Incentive Stock Option's stated expiration date, exercise some or all of the Incentive Stock Options that the Optionholder was entitled to exercise on the date the Optionholder's Service terminated; provided, that if the Optionholder is discharged for Cause or commits acts detrimental to the Company's interests after the Service of the Optionholder has been terminated, then the Incentive Stock Options will thereafter be void for all purposes. "Cause" shall mean a termination of Service based upon a finding by the applicable Plan Administrator that the Optionholder: (i) has committed a felony involving dishonesty, fraud, theft or embezzlement; (ii) after written notice from the Company has repeatedly failed or refused, in a material respect, to follow reasonable policies or directives established by the Company; (iii) after written notice from the Company, has willfully and persistently failed to attend to material duties or obligations; (iv) has performed an act or failed to act, which, if he were prosecuted and convicted, would constitute a theft of money or property of the Company; or
     (v) has misrepresented or concealed a material fact for purposes of securing employment with the Company. If any Optionholder ceases to be in Service to the Company by reason of permanent disability within the meaning of section 22(e)(3) of the Code (as determined by the applicable Plan Administrator), the Optionholder will have 12 months after the date of termination of Service, but in no event after the stated expiration date of the Optionholder's Incentive Stock Options, to exercise Incentive Stock Options that the Optionholder was entitled to exercise on the date the Optionholder's Service terminated as a result of the disability.

          (ii) Death of Optionholder. If an Optionholder dies while in the Company's Service, any vested Options that are Incentive Stock Options that the Optionholder was entitled to exercise on the date of death will be exercisable within three months after such date or until the stated expiration date of the Optionholder's Incentive Stock Options, whichever occurs first, by the person or persons ("successors") to whom the
     Optionholder's rights pass under a will or by the laws of descent and distribution. As soon as practicable after receipt by the company of the notice of exercise and of payment in full of the Option Price as specified in Sections 2.2(g) and (h) hereof, a certificate or certificates representing the Optioned Shares shall be registered in the name or names specified by the successors in the written notice of exercise and shall be delivered to the successors.

     (l) Termination of Nonqualified Options. Any Options that are not Incentive Stock Options and that are exercisable at the time an Optionholder ceases to be in Service to the Company shall remain exercisable for such period of time thereafter as determined by the Plan Administrator at the time of grant and set forth in the documents evidencing such Options. In the absence of any provision in the documents evidencing such Options, the Options shall remain exercisable
(i) for a period of three months after termination as a result of the Optionhholder's death; (ii) for a period of 12 months if the Optionholder ceases to be in service to the Company by reason of permanent disability within the meaning of section 22(e)(3) of the Code (as determined by the applicable Plan Administrator); and (iii) for a period of one month after termination for any other reason; provided, that no Option shall be exercisable after the Option's stated expiration date, and provided further, that if the Optionholder is discharged for Cause (as defined in Section2.2(k)(i) or commits acts detrimental to the Company's interests after the Service of the Optionholder has been terminated, then the Option will thereafter be void for all purposes.

     (m) Other Plan Provisions Still Applicable. If an Option is exercised upon the termination of Service or death of an Optionholder under this Section 2.2, the other provisions of the Plan will continue to apply to such exercise, including the requirement that the Optionholder or its successor may be required to enter into a Stock Repurchase Agreement.

     (n) Defination of "Service". For purposes of this Plan, unless it is evidenced otherwise in the option agreement with Optionholder, the Optionholder is deemed to be in "Service" to the Company so long as such individual renders continuous services on a periodic basis to the Company (or to any Parent or Subsidiary Corporation) in the capacity of an employee, director, or an independent consultant or advisor. In the discretion of the applicable Plan Administrator, an Optionholder will be considered to be rendering continuous services to the Company even if the type of services change, e.g., from employee to independent consultant. The Optionholder will be considered to be an employee for so long as such individual remains in the employ of the Company or one of its Parent or Subsidiary Corporations.

2.3  Terms and Conditions of Stock Awards.

     (a) Eligibility. All eligible Persons shall be eligible to receive Stock Awards. The Plan Administrator of each administered group shall determine the number of shares of Stock to be awarded from time to time to any Eligible Person in such group. Except as otherwise provided in this Plan, the grant of a Stock Award to a person (a "Grantee") shall neither entitle such person to, nor disqualify such person from participation in, any other grant of options or awards by the Company, whether under this Plan or under any other stock option or award plan of the Company.

     (b) Award for Services Rendered. Stock Awards shall be granted in recognition of an Eligible Person's services to the Company. The grantee of any such Stock Award shall not be required to pay any consideration to the Company upon receipt of such Stock Award, except as may be required to satisfy any applicable Delaware corporate law, employment tax and/or income tax withholding requirements.

     (c) Conditions of Award. All Stock Awards shall be subject to such terms, conditions, or limitations as the applicable Plan Administrator deems appropriate, including, by way of illustration but not by way of limitation, restrictions on transferability, requirements of continued employment, individual performance or the financial performance of the Company, or payment by the recipient of any applicable employment or withholding taxes. Such Plan Administrator may modify or accelerated the termination of the restrictions applicable to any Stock Award under the circumstances as it deems appropriate.

     (d) Award Agreements. A Plan Administrator may require as a condition to a Stock Award that the recipient of such Stock Award enter into an award agreement in such form and content as that Plan Administrator from time to time approves.

2.4  Terms and Conditions of SARs.

     (a) Eligibility. All Eligible Persons shall be eligible to receive SARs. The Plan Administrator of each administered group shall determine the SARs to be awarded from time to time to any Eligible Person in such group. The grant of a SAR to a person shall neither entitle such person to, nor disqualify such person from participation in, any other grant of options or awards by the Company, whether under this Plan or under any other stock option or award plan of the Company.

     (b) Award of SARs. Concurrently with or subsequently to the grant of any Option to purchase one or more shares of Stock, the Plan Administrator may award to the Optionholder with respect to each share of Stock underlying the Option, a related SAR permitting the Optionholder to be paid any appreciation on that Stock in lieu of exercising the Option. In addition, a Plan Administrator may award to any Eligible Person a SAR permitting the Eligible Person to be paid the apprediation on a designated number of shares of the Stock, whether or not such shares are actually issued.

     (c) Conditions to SAR. All SARs shall be subject to such terms, conditions, restrictions or limitations as the applicable Plan Administrator deems appropriate, including, by way of illustration but not by way of limitation, restrictions on transferability, requirements of continued employment, individual performance, financial performance of the Company, or payment by the recipient of any applicable employment or withholding taxes. Such Plan Administrator may modify or accelerate the termination of the restrictions applicable to any SAR under the circumstances as it deems appropriate.

     (d) SAR Agreements. A Plan Administrator may require as a condition to the grant of a SAR that the recipient of such SAR enter into a SAR agreement in such form and content as that Plan Administrator from time to time approves.

     (e) Exercise. An Eligible Person who has been granted a SAR may exercise such SAR subject to the conditions specified by the Plan Administrator in the SAR agreement.

     (f) Amount of Payment. The amount of payment to which the grantee of a SAR shall be entitled upon the exercise of each SAR shall be equal to the amount, if any, by which the fair market value of the specified shares of Stock on the exercise date exceeds the fair market value of the specified shares of Stock on the date the Option related to the SAR was granted or became effective, or, if SAR is not related to any Option, on the date the SAR was granted or became effective.

     (g) Form of Payment. The SAR may be paid in either cash or Stock, as determined in the discretion of the applicable Plan Administrator and set forth in the SAR agreement. If the payment is in Stock, the number of shares to be paid to the participant shall be determined by dividing the amount of the payment determined pursuant to Section 2.4(f) by the fair market value of a share of Stock on the exercise date of such SAR. As soon as practical after exercise, the Company shall deliver to the SAR grantee a certificate or certificates for such shares of Stock..

     (h) Termination of Employment; Death. Section 2.2(k), applicable to Incentive Stock Options, and Section 2.2(l), applicable to all other Options, shall apply equally to SARs issued in tandem with such Options.

2.5  Other Cash Awards.

     (a) In General. The Plan Administrator of each administered group shall have the discretion to make other awards of cash to Eligible Persons in such group ("Cash Awards"). Such Cash Awards may relate to existing Options or to the appreciation in the value of the Stock or other Company securities.

     (b) Conditions to Award. All Cash Awards shall be subject to such terms, conditions, or limitations as the applicable Plan Administrator deems appropriate, and such Plan Administrator may require as a condition to such Cash Award that the recipient of such Cash Award enter into an award agreement in such form and content as the Plan Administrator from time to time approves.

                                   ARTICLE III
                                  Miscellaneous

3.1 Capital Adjustments. The aggregate number of shares of Stock subject to the Plan, the number of shares of Stock covered by outstanding Options and Awards, and the price per share stated in all outstanding Options and Awards shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without the Company's receipt of consideration therefor in money, services or property.

3.2 Mergers, Etc. If the Company is the surviving corporation in any merger or consolidation (not including a Corporate Transaction), any Option or Award granted under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option or Award would have been entitled prior to the merger or consolidation. Except as provided in
Section 3.3 hereof, a dissolution or liquidation of the Company shall cause every Option or Award outstanding hereunder to terminate.

3.3 Corporate Transaction. In the event of stockholder approval of a Corporate Transaction, the Plan Administrator shall have the discretion and authority, exercisable at any time, to provide for the automatic acceleration of one or more of the outstanding Options or Awards granted by it under the Plan. Upon the consummation of the Corporate Transaction, all Options shall, to the extent not previously exercised, terminate and cease to be outstanding.

3.4  Change in Control.

     (a) Grant Program. In the event of a Change in Control, a Plan Administrator shall have the discretion and authority, exercisable at any time, whether before or after the Change in Control, to provide for the automatic acceleration of one or more outstanding Options or Awards granted by it under the Plan upon the occurrence of such Change in Control. A Plan Administrator may also impose limitations upon the automatic acceleration of such Options or Awards to the extent it deems appropriate. Any Options or Awards accelerated upon a Change in Control will remain fully exercisable until the expiration or sooner termination of the Option term.

     (b) Incentive Stock Option Limits. The exercisability of any Options which are intended to qualify as Incentive Stock Options and which are accelerated by the Plan Administrator in connection with a pending Corporation Transaction or Change in control shall, except as otherwise provided in the discretion of the Plan Administrator and the Optionholder, remain subject to the $100,000
Limitation and vest as quickly as possible without violating the $100,000 Limitation.

3.5 Calculation of Fair Market Value of Stock. The fair market value of a share of Stock on any relevant date shall be determined in accordance with the following provisions:

     (a) If the Stock is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Stock on the date in question in the over-the-counter marker, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

     (b) If the stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Stock on the date in question on the stock exchange determined by the Board to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

     (c) If the stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate, including one or more independent professional appraisals.

3.6 Use of Proceeds. The proceeds received by the company from the sale of Stock pursuant to the exercise of Options or Awards hereunder, if any, shall be used for general corporate purposes.

3.7 Cancellation of Options. Each Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionholders, the cancellation of any or all outstanding Options granted under the Plan by that Plan Administrator and to grant in substitution therefore new Options under the Plan covering the same or different numbers of shares of Stock as long as such new Options have an exercise price per share of Stock no less than the minimum exercise price as set forth in Section 2.2(b) hereof on the new grant date.

3.8 Regulatory Approvals. The implementation of the Plan, the granting of any Option or Award hereunder, and the issuance of Stock upon the exercise of any such Option or Award shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options or Awards granted under it, and the Stock issued pursuant to it.

3.9 Indemnification. In addition to such other rights of indemnification as they may have, the members of a Plan Administrator shall be indemnified and held harmless by the Company, to the extent permitted under applicable law, for, from and against all costs and expenses reasonably incurred by them in connection with any action, legal proceeding to which any member thereof may be a party by reason of any action taken, failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith.

3.10 Plan Not Exclusive. This Plan is not intended to be the exclusive means by which the Company may issue options or warrants to acquire its Stock, stock awards or any other type of award. To the extent permitted by applicable law, any such other option, warrants or awards may be issued by the Company other than pursuant to this Plan without stockholder approval.

3.11 Company rights. The grants of Options shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

3.12 Assignment. The right to acquire Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionholder except as specifically provided herein. Except as specifically allowed by the Plan Administrator at the time of grant and set forth in the documents evidencing an Option or Award, no Option or Award granted under the Plan or any of the rights and privileges conferred thereby shall be assignable or transferable by an Optionholder or grantee other than by will or the laws of descent and distribution, and such Option or Award shall be exercisable during the Optionholder's or grantee's lifetime only by the Optionholder or grantee. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns, and the Optionholders, the legal representatives of their respective heirs or legatees and their permitted assignees.

3.13 Securities Restrictions.

     (a) Legend on Certificates. All certificates representing shares of Stock issued under the Plan shall be endorsed with a legend reading as follows:

         The shares of Common Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased solely for investment. These shares may not be sold, transferred or assigned unless in the opinion of the Company and its legal counsel such sale, transfer or assignment will not be in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     (b) Private Offering for Investment Only. The Options and Awards are and shall be made available only to a limited number of present and future key personnel and their permitted transferees who have knowledge of the Company's financial condition, management and its affairs. The Plan is not intended to provide additional capital for the Company, but to encourage ownership of Stock among the Company's key personnel or their permitted transferees. By the act of accepting an Option or Award, each grantee or permitted transferees agrees (i) that, any shares of Stock acquired will be solely for investment and not with any intention to resell or redistribute those shares and (ii) such intention will be confirmed by an appropriate certificate at the time the Stock is acquired if requested by the Company. The neglect or failure to execute such a certificate, however, shall not limit or negate the foregoing agreement.

     (c) Registration Statement. If a Registration Statement covering the shares of Stock issuable under the Plan is filed under the Securities Act of 1933, as amended, and is declared effective by the Securities Exchange Commission, the provisions of Sections 3.13(a) and (b) shall terminate during the period of time that such Registration Statement, as periodically amended, remains effective.

3.14 Tax Withholding.

     (a) General. The Company's obligation to deliver Stock under the Plan shall be subject to the satisfaction of all applicable federal, state and local income tax withholding requirements.

     (b) Shares to Pay for Withholding. The Board may, in its discretion and in accordance with the provisions of this Section 3.14(b) and supplemental rules as it may from time to time adopt, provide any or all Optionholders or Grantees with the right to use shares of Stock in satisfaction of all or part of the federal, state and local income tax liabilities incurred by such Optionholders or Grantees in connection with the receipt of Stock ("Taxes"). Such right may be provided to any such Optionholder or Grantee in either or both of the following formats:

          (i) Stock Withholding. An Optionholder or Grantee may be provided with the election, which may be subject to approval by the Plan Administrator, to have the Company withhold, from the Stock otherwise issuable, a portion of those shares with an aggregate fair market value equal to the percentage (not to exceed 100 percent) incurred in connection with such Option exercise or Stock Award designated by the Optionholder or Grantee.

                                   ARTICLE IV
                                   Definitions

     The following capitalized terms used in this Plan shall have the meaning described below:

     "Affiliates" shall mean all "officers" (as that term is defined in Rule 16a-1(f) promulgated under the 1934 Act) and directors of the company and all persons who own ten percent or more of the Company's issued and outstanding Stock.

     "Award"  shall  mean a Stock  Award,  SAR or Cash  Award  under  the  Grant
Program.

     "Board" shall mean the Board of Directors of the Company.

     "Cash  Award"  shall  mean an award to be paid in cash  and  granted  under
Section 2.5 hereunder.

     "Change in Control" shall mean and include the following transactions or situations:

          (i) A sale, transfer, or other disposition by the Company through a single transaction or a series of transactions of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities to any "Unrelated Person" or "Unrelated Persons" acting in concert with one another. For purposes of this definition, the term "Person" shall mean and include any individual, partnership joint venture, association, trust corporation, or other entity (including a "group" as referred to in Section 13(d)(3) of the 1934 Act). For purposes of this definition, the term "Unrelated Person" shall mean and include any Person other than the Company, a wholly-owned subsidiary of the Company, or an employee benefit plan of the Company.

          (ii) A sale, transfer, or other disposition through a single transaction or a series of transactions of all or substantially all of the assets of the Company to an Unrelated Person or Unrelated Persons acting in concert with one another.

          (iii) A change in the ownership of the Company through a single transaction or a series of transactions such that any Unrelated Person or Unrelated Persons acting in concert with one another become the "Beneficial Owner", directly or indirectly, of securities of the Company representing at least 30 percent of the combined voting power of the Company's then outstanding securities. For purposes of this definition, the term "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 promulgated under the 1934 Act, provided that any pledgee of voting securities is not deemed to be the Beneficial Owner thereof prior to its acquisition of voting rights with respect to such securities.

          (iv) Any consolidation or merger of the Company with or into an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are Beneficial Owners of securities of the surviving corporation representing at least 50 percent of the combined voting power of the surviving corporation's then outstanding securities.

          (v) During any period of two years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election of nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

          (vi) A change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act, or any successor regulation of similar import, regardless of whether the Company is subject to such reporting requirement.

     Notwithstanding any provision hereof to the contrary, the filing of a proceeding for the reorganization of the Company under Chapter 11 of the General Bankruptcy Code or any successor or other statute of similar import shall not be deemed to be a Change of Control for purposed of this Plan.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" shall mean Topclick International, Inc., a Delaware corporation.

     "Corporate Transaction" shall mean (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purposes of which is to change the state in which the Company is incorporated;
(b) the sale, transfer of or other disposition of all or substantially all of the assets of the Company and complete liquidation or dissolution of the Company, or (c) any reverse merger in which the Company is the surviving entity but in which the securities possessing more than 50 percent of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

     "Effective Date" shall mean the date that the Plan has been approved by the stockholders as required by Section 1,3(a) hereof.

     "Eligible Persons" shall mean, with respect to the Grant Program, those persons who, at the time that the Option or Award is granted, are (i) key personnel (including officers and directors) of the Company or Parent or Subsidiary Corporations, or (ii) consultants or independent contractors who provide valuable services to the Company or Parent or Subsidiary Corporations.

     "Employee Committee" shall mean that committee appointed by the Board to administer the Plan with respect to the Non-Affiliates and comprised of one or more persons who are members of the Board.

     "Exercise Date" shall be the date on which written notice of the exercise of an Option and payment of the Option Price is delivered to the Company in accordance with the requirements of the Plan.

     "Grantee" shall mean an Eligible Person who has received an Award.

     "Grant Program" shall mean the program described in Article II of this Agreement pursuant to which certain Eligible Persons are granted Options or Awards in the discretion of the Plan Administrator.

     "Incentive Stock Option" shall mean an Option that is intended to qualify as an "incentive stock option" under Code section 422.

     "Non-Affiliates" shall mean all persons who are not Affiliates.

     "Non-Employee Directors" shall mean those Directors who satisfy the definition of "Non-Employee Director" under Rule 16b-3(b)(3)(i) promulgated under the 1034 Act.

     "$100,000 Limitation" shall mean the limitation pursuant to which the aggregate fair market value (determined as of the respective date or dates of grant) of the Stock for which one or more Options granted to any person under this Plan (or any other option plan of the Company or any Parent or Subsidiary Corporation) may for the first time be exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000.

     "Optionholder" shall mean an Eligible Person to whom Options have been granted.

     "Optioned Shares" shall be those shares of Stock to be optioned from time to time to any Eligible Person.

     "Option Price" shall mean the exercise price per share as specified by the Plan Administrator or by the terms of the Plan.

     "Options" shall mean options to acquire Stock granted under the Plan.

     "Parent Corporation" shall mean any corporation in the unbroken chain of corporations ending with the employer corporation, where, at each link of the chain, the corporation and the link above owns at least 50 percent of the combined total voting power of all classes of the stock in the corporation in the link below.

     "Plan" shall mean this stock option plan for Topclick International, Inc.

     "Plan Administrator" shall mean (a) either the Board, the Senior Committee, or any other committee, whichever is applicable, with respect to the administration of the Grant Program as it relates to Affiliates and (b) either the Board, the Employee Committee, or any other committee, whichever is applicable, with respect to the administration of the Grant Program as it relates to Non-Affiliates.

     "SAR" shall mean stock appreciation rights granted pursuant to Section 2.4 hereof.

     "Senior Committee" shall mean that committee appointed by the Board to administer the Grant Program with respect to the Affiliates and comprised of two or more Non-Employee Directors.

     "Service" shall have the meaning set forth in Section 2.2(n) hereof.

     "Stock" shall mean shares of the Company's common stock, $.0005 par value per share, which may be unissued or treasury shares, as the Board may from time to time determine.

     "Stock Awards" shall mean Stock directly granted under the Grant Program.

     "Subsidiary Corporation" shall mean any corporation in the unbroken chain of corporations starting with the employer corporation, where, at each link of the chain, the corporation and the link above owns at least 50 percent of the combined voting power of all classes of stock in the corporation below.

     EXECUTED as of the 30th day of September, 1999.


                                             Topclick International, Inc.


                                             By:
                                                   -----------------------------

                                             Name:
                                                   -----------------------------

                                             Its:
                                                   -----------------------------


ATTESTED BY:



---------------------------
Secretary

                                   Appendix A

To our Stockholders:

     The following is a summary of the Company's Annual Report on Form 10-KSB filed with the Securities & Exchange Commission ("SEC") on October 8, 1999. A complete copy of the Annual Report is available without charge to our stockholders and may be obtained by writing to the Company at 1636 West 2nd Avenue, Suite 200, Vancouver, British Columbia, Canada V6J 1H4, Attention:
Information Agent. In addition, the Company's Annual Report may be viewed at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549, or by accessing the SEC's website at http://www.sec.gov.

Description of Business.

We were originally incorporated to engage in the development of oil and gas properties. After a series of corporate acquisitions the nature of our business changed from development of oil and gas properties to the business of facilitating the consumption of information, products and services via the Internet. In that regard, we currently provide Internet users with a one-stop information index to the top Internet guides, which allows users to view and then quickly select the best guide for their needs based on their choice of subject. The Company's services allow Internet users to locate their subject categories easily and provides those users with the ability to access the various guides easily. For example, inside the Company's Internet golf environment, the Company has packaged all of the top Internet guides to golf, such as Yahoo!, Excite and Lycos.

Development of the Company. The Company was formerly named Galveston Oil & Gas, Inc., and was incorporated in the State of Delaware on October 3, 1996. The Company changed its name to TopClick International, Inc. on or about February 5, 1999, by filing an amendment to its Certificate of Incorporation with the Delaware Secretary of State. Pursuant to an Acquisition Agreement dated January 28, 1999, the Company acquired all of the shares of TopClick Corporation, a Delaware corporation, incorporated on July 8, 1998 ("TC") which, in turn, had previously acquired certain assets from E.Z.P.C. Canada Inc., which was incorporated on September 28, 1994, pursuant to the Canada Business Corporations Act with one common share owned by Helpful By Design, Inc., a Canadian federal jurisdiction
corporation  ("HBD").  The  Acquisition   Agreement  was  part  of  a  Financing
Agreement, a copy of which was filed with the SEC. TC is a wholly-owned subsidiary of the Company.

As consideration for the transfer of the shares of TC, the Company issued 8 shares of its $.001 par value common stock for every 7 shares of TC $.001 par value common stock. This exchange value was determined by negotiations between the Company, TC, and Sonora Capital Corporation, a British Columbia corporation ("Sonora"), and was approved by a majority of the shareholders of TC.

On or about July 14, 1998, the name of E.Z.P.C. Canada, Inc., was changed to TopClick (Canada) Inc. In September, 1998, HBD sold the TopClick website and related assets, including the one common share of TopClick (Canada) Inc., to TC for the issuance of 7,000,000 shares of $.001 par value common stock of TC to HBD and forgiveness of indebtedness owed by HBD to TopClick (Canada) Inc. The TopClick website and related assets were valued by the Board of Directors of HBD ("HBD Board") at $700,000 United States Dollars. The HBD Board valued the forgiveness of a debt in the amount of $480,000 in Canadian Dollars ("CDN$") at $315,789, at an exchange rate of approximately 1.52 CDN$ to one United States Dollar. The HBD Board believes that total consideration for the sale of the TopClick website and related assets was, therefore, approximately $1,015,789. As part of this transaction, TC agreed to convert the shares of preferred stock held by shareholders of TopClick (Canada) Inc. into shares of common stock of TC.

On or about January 28, 1999, TC entered into a Financing Agreement with the Company, Sonora, HBD, and other parties whereby a group of investors represented by Sonora provided $2,000,000 to the Company. As part of a series of related transactions, HBD and the shareholders of TC transferred their shares of TC to the Company so that TC became a wholly-owned subsidiary of the Company.

Business of the Company. The Company owns and operates the TopClick website, a unique information retrieval guide for Internet users. The TopClick website contains the first comprehensive Internet "superguide" to the major Internet guides, designed to help Internet users find the answers to their searches more quickly and effectively than they can through conventional single guides or search engines. TopClick makes it easy for Internet users to locate their subjects and move back and forth from guide to guide without having to visit each guide's homepage and conduct individual searches. The TopClick website is located at the Internet address www.topclick.com. The TopClick website's features include "central keyword searching", which provides one-stop keyword searching across the top portal sites, including Yahoo!, Excite, Lycos, GoTo.com, Go Network, Ask Jeeves, Dogpile, Northern Light, Looksmart, Infoseek, Snap!, Webcrawler, AOL Netfind, HotBot and Alta Vista. The

TopClick website also features top Internet brands across thousands of information subjects, organized into 51 easy-to-use information categories. The website currently houses over 8,000 top sites and anticipates adding additional top sites.

The Company anticipates generating revenues from commission referral fees during the next 12 months. The Company contemplates that it will direct Internet traffic to e-commerce vendors; in return, the Company anticipates receiving a commission referral fee ranging from 8% to 25%. The Company also anticipates more direct involvement in e-commerce. For example, the Company has recently opened a virtual bookstore by packaging approximately 300 books on privacy issues. The Company intends to sell these books over the Internet and receive a sales commission. The Company anticipates deriving revenues from the virtual bookstore within the next 6 months.

While the Company is considering the possibility of generating revenues from subscription fees from subscribers for certain proposed Internet services, the Company does not currently provide any specialized services and does not currently have any subscribers. The Company is considering providing personalized information services to paid subscribers but has not yet determined the scope of such services nor the subscription rates for such services.

The Company derives certain consumer data from customer profiles. During the past 12 months, the Company contemplated generating revenues through the sale of this consumer data to third parties. However, as specified above, the Company recently opened a virtual bookstore relating to privacy issues, and management of the Company believes that selling research data (commonly referred to as "aggregated data") to advertisers or market researches may not comport with the Company's privacy-related businesses. While it is a common practice for entities with high traffic volume websites to sell such aggregated data, this proposed policy is currently under review by management of the Company. Therefore, the Company may elect to forego this potential revenue source.

In the same way, websites with high traffic volumes typically generate advertising fees through the sale of banner and other types of Internet advertising. The Company has not yet determined whether it will sell such advertising on its website. Moreover, in the event the Company elects to sell such advertising, the Company's advertising revenues will depend, in part, on the volume of traffic at the Company's website.

The Company has built and is continuing to develop a complex database of HTML links arranged into predefined categories and subjects across the top guides on the Internet. The TopClick guide currently includes links from Yahoo!, Excite, Lycos, Infoseek, Looksmart, Webcrawler, AOL, Snap! and Magellan. There are two
(2) principal methods to use the

TopClick guide, users can quickly click through three (3) levels of information, Group, Category, and Subject, users can then "click out" to any of the top Internet guides, or alternatively, users can enter a keyword into the search panel and then click out to their choice of the top 12 search engines on the Internet.

In April 1999, the Company reported that the usage of its website had increased significantly during the first period of 1999, and, in March alone, the Company served close to one million page views. The term "page view" means the accessing of a website page on the Internet. Often used by advertisers to gauge the "traffic", or frequency of visitation, on a specific website, the term "page view" differs from the Internet term "hit" in that a page view counts only the number of times a page has been accessed, while a "hit" counts the number of times that all the elements on a specific page, including graphics, have been accessed.

In May 1999, the Company began an e-commerce initiative with LinkShare Corporation ("LinkShare"), whose software enables companies selling goods or services on the Internet to establish business partnerships through cross-selling and cross-referral agreements with other sites. In addition to providing technology, LinkShare tracks and verifies customer referrals and transactions and manages the related revenue structures. LinkShare currently services more than 150 retailers and manages a network of tens of thousands of affiliate sites. LinkShare is privately owned and headquartered in New York City, with offices in San Francisco and Denver. Additional information can be obtained at LinkShare's website at http://www.linkshare.com.

The Company believes that its participation in the LinkShare program will enable it to establish e-commerce relationships with over 150 existing electronic retailers, and to earn referral revenues through those relationships. In the first phase of this program, the Company has been approved to integrate e-commerce offerings from 1-800-Flowers, Borders.com, Cyberian Outpost, Fashionmall, Florist.com, K-Tel, American Eagle Outfitters and AudioBook.

The Company has not generated any revenues to date and has a comprehensive loss for the year ended June 30, 1999 of $444,681 USD.

Transition of Website. In March 1999, the Company entered into a nonexclusive, nontransferable Master Service Agreement with Frontier GlobalCenter, Inc. ("Frontier") for Internet connectivity services, which obligated the Company to pay monthly bandwith charges, to purchase software and hardware (specifically, servers) to facilitate such services, and to lease monthly rack space to store those servers, all of which allowed the Company to move its website to allow for more rapid growth. Frontier specializes in scalable high-speed hosting services, and hosts many of the world's busiest websites, including
Yahoo!, Netscape, Playboy, Pacific Bell, Quote.com, and USA Today. The Company has installed a high-speed server and software system together with a leading statistical analysis and tracking software solution from Marketwave Corporation of Seattle, Washington ("Marketwave"), all supported by a 12-month maintenance contract. Marketwave is a leading innovator in real-time Internet data mining and traffic analysis software, with more than 40,000 licensed corporate customers including industry names like Intel, Dell, AT&T, Cox Communications, Volvo and NBC Europe. The new hosting architecture incorporates a fully redundant system supported by a "high-availability" load-balancing solution which distributes peak traffic across the servers to improve performance.

Employees. The Company and its subsidiaries currently have eight employees, all of which are full-time employees. Management of the Company anticipates using consultants for business, accounting, engineering, and legal services on an as-needed basis.

Key Employees. The Company's key employees are Chris Lewis, the President and Chief Executive Officer; Terry Livingstone, the Chief Operating Officer; and Rory Wadham, lead programmer.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Information retrieval is already a significant market on the Internet, but the growth of the Internet requires continued advances in Internet guide services. Because of the expanding volume of information on the Internet, no single company has been able to monopolize Internet guides and referencing indexes. The Company believes that the continued rapid expansion of the Internet provides opportunities for the Company's innovations and will further provide the Company with markets which the major search engines and guides do not control or dominate. The Company believes that there is a window of opportunity to establish a package of the best Internet guides into one environment.

The Company's innovations include the packaging of top Internet destinations, a simplified Internet navigation structure, and a fast, simple one-stop information search interface to the top Internet information directories, search engines and meta-search engines by the Company's "central keyword searching" facility. This feature provides one-stop keyword searching across the top portal sites including Yahoo!, Lycos, GoTo.com, Go Network, Ask Jeeves, Dogpile, Northern Light, Looksmart, Infoseek, Snap!, Webcrawler, AOL Netfind, HotBot and AltaVista.

Plans for Future Operations and Marketing Strategy. As set forth above, in May 1999, the Company began an e-commerce initiative with LinkShare, which, the Company believes, will enable the Company to establish various e-commerce relationships. The Company anticipates that it will market itself to the Internet community as a clearinghouse and an encyclopedia of quality Internet guides. The Company believes that it will continue to develop increased. The Company bases its belief that it will continue to increase monthly traffic volumes, in part, on the increase of its website traffic by 1200 percent in the first quarter of 1999, and the Company's belief that the Internet will continue to grow at a significant rate, and the Company's plans to establish e-commerce agreements with strategic partners. During the period April 1, 1999 through and including June 30, 1999, the Company's website generated 1,117,880 page views and 477,143 unique searches.

The overall marketing plan for the Company's products and services is based on two separate promotional phases: (1) the Initial Site Launch Plan and (2) the Market Development Plan.

Initial Site Launch Plan. The Company anticipates that it will launch multiple online tactical programs to create awareness of the Company's websites and services with the goal of inducing potential clients to visit the Company's websites, where demonstrations of the Company's products and services will be displayed. The Company believes that by keeping the information current, subscribers will return to the Company's websites, the ultimate goal being increased usage over time.

The Company believes that over 80% of all Internet searches originate through the top 8 guides. The Company intends to submit its website to those top 8 guides and to use an automated software package to submit the TopClick website to the other 1,000 guides on the Internet. The Company's objective is to build the Company's websites and brands into well- known Internet properties.

The Company intends to submit Topclick.com to the top 10 site award businesses on the Internet through the use of electronic press releases. The Company intends to use the same methods to submit Topclick.com to the Top 10 Cool Sites/What's New Sites website to gain further recognition with Internet customers. The Company anticipates that it will send out press releases to the principal media groups that cover the Internet such as ABC, CNN, and CBS, as well as to technology news suppliers like PointCast. The Company also anticipates that it will provide automated announcements to specific interest groups at Internet chat environments and present its guide to mass community sites, such as Geocites, as a complimentary service which the Company believes will enhance the value of its core products. The Company will concentrate on disseminating information about its products and services to specific opinion-forming communities, such as teachers and marketing professionals via e-mail announcements.

Market Development Plan. For new Internet customers, the Company contemplates that it will establish channel development programs to Internet service providers, cable companies, telephone companies, satellite companies and web television businesses, with the intention of placing a link to TopClick in their software, as a starting point for those new Internet users.

A "link" is a selectable connection from one word, picture, or information object to another on the Internet. The most common form of link is the highlighted word or picture that can be selected by the user (with a mouse or in some other fashion), resulting in the immediate delivery and view of another file. The highlighted object is often referred to as an "anchor". The anchor reference and the object referred to constitute a hypertext link. The Company anticipates that it will seek logo and URL linking arrangements with targeted sites. The Company intends to develop "tell-a-friend" extensions to the TopClick site to make it easy for existing users to electronically tell friends about the Company's services.

Developing Site Traffic. The Company believes that it must develop volume traffic on its site in order to be successful. Once traffic volume has been established, the Company believes that it will become a distribution point for advertisers and will develop opportunities to participate in sponsorship agreements, electronic commerce agreements and joint marketing ventures. The Company intends to build its initial equity value measured by traffic (that is, page views) and then intends to develop multiple revenue streams as a broker of diverse audience interests. There is no assurance, however, that the Company will build an equity base which will be considered worth acquiring. Initially, the Company will offer its products and services free to its customers, strategic partners and media partners.

In keeping with this strategy, the Company will concentrate its marketing efforts on increasing site traffic. Promotional space and other content on the site will be provided free to content partners, to increase traffic. The Company intends to form strategic relationships with the existing top Internet guides, including providing free content links to areas of their sites that those guides want to promote (for example, by providing free content links to the Yahoo Golf Guide). Through the use of free space inside the TopClick guide, the Company intends to develop a database of advertising contacts, media contacts, and Internet guide contacts. At the same time, the Company will attempt to increase volume to the Company's site using an integrated marketing communications program to existing and new Internet users. The Company further intends to develop piggy-back marketing programs and cross-promotional opportunities with other online media. The TopClick guide will be offered free to users, strategic partners (such as existing Internet guides) and other media partners.

Name Identification. The Company has purchased additional domain names and will attempt to prevent third parties from adopting names similar to TopClick. The Company has entered into various domain name registration agreements for Topsearches.com, Mytopclick.com, Topclicking.com, Topclick-Inc.com, Topclickinc.com, Top-Clicks.net, Topclick.net, Topclicks.net, Topclicks.com, Top-click.com, Top-clicks.com, Top-click.net, Lookmarks.com with Network Solutions, Inc. ("NSI"). NSI is responsible for the registration of second-level Internet domain names in the top level COM, ORG, NET, and EDU domains. NSI registers these second-level domain names on a first come, first served basis. By registering a domain name, NSI does not determine the legality of the domain name registration, or otherwise evaluate whether that registration or use may infringe upon the rights of a third party. Effective February 25, 1998, NSI revised its domain name dispute policy which provides, among other things, that if a registrant files a civil action related to the registration and use of a domain name, and provides NSI with a copy of the file-stamped complaint, NSI will maintain the status quo ante of the domain name record pending a final or temporary decision of that court. In such cases, NSI will deposit control of the domain name into the registry of the court by supplying the registrant with the registry certificate for deposit. While the domain name is in the registry of the court, NSI will not make any changes to the domain name record unless ordered by the court.

The Company believes that this revision to NSI's domain name dispute policy will discourage frivolous claims against the domain names held by the Company. Domain name registrations are effective for two years and may be renewed year-to-year thereafter.

Expanding Internet Markets. Nua, one of Europe's leading online consultants and developers, estimates that there were approximately 100 million Internet users worldwide in January, 1998. According to a recent report in Computer Intelligence, the growth rate of Internet users may have increased by as much as 30% in 1998. The Company anticipates that it may benefit from that growth; however, no guaranty can be provided that such will occur.

North American Internet users represent more than 80% of all users. Until a year ago, almost 99% of the 13 million servers hooked to the Internet were distributed throughout North America, Western Europe and Japan. Internet advertising revenue has grown significantly since 1996, and, in 1998, approached the total advertising revenue for all domestic national newspaper revenues. Most analysts predict that this significant growth rate will continue through the year 2000. Netscape World recently predicted that Internet advertising revenues will surpass those of all domestic national newspaper revenues by this year. The Company should benefit from such growth; however, no guaranty can be provided that the Company will so benefit.

State of Readiness for Y2K. The Company has performed an assessment of the Company's information technology ("IT") systems as well as its non-IT systems (such as embedded technology in manufacturing or process control equipment containing microprocessors or other similar circuitry) relating to the Y2K problems previously referenced herein. The Company evaluated all hardware and software for Y2K compliance by using sources from the Internet, by contacting manufacturers, and by contacting third party suppliers of phone systems and security systems. Additionally, the Company reviewed product documentation for Y2K compliance where such was available.

The in-house workstations of Company employees and subcontractors are Pentium Personal Computers which utilize Windows 95 and Office 97+ software. The Company believes that all critical applications of that software are Y2K compliant. The Company has one additional workstation which is also Y2K compliant.

Built on a UNIX platform, the server hardware and software for the webserver environments used to host and serve the TopClick website are also Y2K compliant. After conducting testing and evaluation, the Company believes that its phone system, its Network Hub, its power backup systems and its security system are all Y2K compliant. The Company's facsimile machine, however, is not Y2K compliant.

Cost to Address the Company's Y2K Issues. The only significant equipment replacement cost was approximately $600 USD (at May 24, 1999, the exchange rate was $1.00 USD to $1.53 USD, so as of that date $600 USD was approximately $392.16 USD) to replace the Company's facsimile machine. The Company does not anticipate any additional upgrade, replacement, or equipment servicing charges to become Y2K compliant. The Company will monitor external service providers through the Year 2000 at a cost of approximately $125.00 USD (approximately $81.70 USD). Therefore, based on current estimates, the costs of addressing this issue are not expected to have a material adverse effect on the Company's financial position, results of operations or cash flows. The potential impact of the Y2K issue on significant customers, vendors and suppliers of the Company could not be reasonably estimated at the time of this Annual Report.

The Company's Contingency Plans. To prevent electrical failures from adversely affecting the Company's operations, the Company performs regularly scheduled data backups and connects its computer system to backup power systems. Through the Year 2000, the

Company will continue to communicate with its electrical and telecommunications providers to remain informed about (i) the status of such suppliers' Y2K compliance, and (ii) the potential impact that the failure of these suppliers to become Y2K compliant will have on the Company.

Liquidity and Capital Resources. As set forth above, on or about January 28, 1999, the Company entered into a Financing Agreement with a group of investors represented by Sonora Capital Corporation, a British Columbia corporation ("Sonora"). Other parties to the Financing Agreement were Peter Hough, Clive Barwin and James Decker, British Columbia residents; and Helpful By Design,
Inc., a Canadian federal jurisdiction corporation ("HBD"). Chris Lewis, the Chief Executive Officer of the Company, was a significant shareholder of HBD, and Mr. Lewis was also a party to the Financing Agreement. TC is now a wholly-owned subsidiary of the Company. The group of investors represented by Sonora provided the Company with $2,000,000. Pursuant to the Financing Agreement, the Company acquired all of the shares of TopClick Corporation, a Delaware corporation incorporated on July 8, 1998 ("TC") which, in turn, had previously acquired certain assets from E.Z.P.C. Canada Inc., which was incorporated on September 28, 1994, under the Canada Business Corporations Act with one common share owned by HBD.

As consideration for the exchange, assignment, transfer, conveyance, setting over and delivery of the shares of TC, the Company issued 8 shares of its $.001 par value common stock for every 7 shares of TC $.001 par value common stock. This exchange value was determined by negotiations between the Company, TC, and Sonora, and was approved by a majority of the shareholders of TC.

The Company believes that it may be able to acquire additional financing at commercially reasonable rates; however, there can be no assurance that the Company will be able to obtain additional financing at commercially reasonable rates, or at all. The Company has expended, and will continue to expend in the future, substantial funds on the research and development of its products and services. The failure of the Company to obtain additional financing, or to generate revenues from its Internet products and services, would significantly limit or eliminate the Company's ability to fund its research and development activities, which would have a material adverse effect on the Company's ability to continue to compete with other Internet directory service providers. Moreover, although the Company has significant cash reserves, it cannot continue to operate indefinitely without generating revenues. At present, the Company's primary source of revenue is the sale of its securities.

Results of Operations. The Company has not yet realized any revenue from operations. In the year ended June 30, 1999, the Company expended $260,019 in software development costs, which represent costs relating to the development of the Company's Internet website. The Company anticipates that these costs will be amortized upon the commercial exploitation of the Company's Internet website. During the year ended June 30, 1999, the Company capitalized $10,075 of depreciation of its computer equipment as software development costs.

The Company experienced a net loss from its operating activities of $482,680 for the year ended June 30, 1999 and a net loss, after interest income and write-off of deferred charges, of $462,603, resulting in a loss per share of $0.04. This loss was further offset by foreign currency translation adjustments of $17,922, resulting in a comprehensive loss of $444,681 at June 30, 1999.

At June 30, 1999, the Company had cash of approximately $1,667,370 deposited with RBC Dominion Securities Ltd. ("RBC"), earning interest at 3.75% per annum. RBC is a leading debt and equity underwriter in Canada and a member of the Royal Bank Financial Group, a global financial services group.

Recent Developments. On June 4, 1999, the Company announced that it had added twenty high profile Internet retailers to the development of its e-commerce environment in preparation for the launch of the TopClick Marketplace, a packaged e-commerce shopping environment that will be offered on the Company's homepage. Retail brands include Ameritech, Travelocity, Barnsandnoble.com, Priceline, and Reel.com, which have been made available through the affiliate network Be Free, Inc. On June 9, 1999, the Company announced that it had added Dell and Amazon.com to its e-commerce package. The Company recently joined the Amazon.com Associates Program, a leading selling program on the Internet, which the Company believes has more than 260,000 members. The Company is continuing discussions with additional Internet retailers and anticipates continuing to add established Internet retailers to its packaged e-commerce shopping environment.

II.      Financial Statements

                          TOPCLICK INTERNATIONAL, INC.

                      (Formerly Galveston Oil & Gas, Inc.)
                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

              AS OF JUNE 30, 1999 AND 1998, AND FOR THE YEAR ENDED

                 JUNE 30, 1999 AND THE PERIOD FROM MAY 15, 1998

                          (INCEPTION) TO JUNE 30, 1998

                             (UNITED STATES DOLLARS)



                                                                 PAGE

REPORT OF INDEPENDENT AUDITORS

CONSOLIDATED BALANCE SHEET                                          1

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY                      2

CONSOLIDATED STATEMENT OF OPERATIONS                                3

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS                        4

CONSOLIDATED STATEMENT OF CASH FLOWS                              5-6

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                   7-13

                         REPORT OF INDEPENDENT AUDITORS

To The Board of Directors and Shareholders
Of Topclick International,  Inc.

We have audited the accompanying consolidated balance sheet of Topclick International, Inc. (Formerly Galveston Oil & Gas, Inc.) (a development stage company) as at June 30, 1999 and 1998 and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended June 30, 1999 and for the period from May 15, 1998 (inception) to June 30, 1998. These consolidated financial statements are the responsibility on the Company's management. Our responsibility is to express an opinion on theses consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as at June 30, 1999 and 1998 and the consolidated results of its operations, shareholders' equity and cash flows for the year ended June 30, 1999 and for the period from May 15, 1998 (inception) to June 30, 1998, in conformity with generally accepted accounting principles in the United States of America.


Vancouver, BC
September 1,  1999                                         Chartered Accountants


                                                                              1.

                          TOPCLICK INTERNATIONAL, INC.
                     (Formerly Galveston Oil and Gas, Inc.)
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                        FOR THE YEAR ENDED JUNE 30, 1999
       AND FOR THE PERIOD FROM MAY 15, 1998 (INCEPTION) TO JUNE 30, 1998


                                                                      TOPCLICK INTERNATIONAL, INC.
                                                                      (Formerly Galveston
                                        TOPCLICK CORPORATION          Oil & Gas, Inc.)
                                        Common          Common        Common       Common
                                        Shares          Stock         Shares       Stock
                                        --------------------------------------------------------
Balance, May 15, 1998 (inception)             --             --        2,450,000   $     2,450

Net loss for the period                       --             --             --            --
                                        --------------------------------------------------------

Balance, June 30, 1998                        --             --        2,450,000         2,450

Issued for acquisition of internet
Property                                 6,972,774        148,550           --            --

Issued for acquisition of Topclick
(Canada) Inc.                              514,929         51,758           --            --

Issued for services rendered                20,000         20,000           --            --

Issued for cash                            192,297        255,490           --            --

Issued and surrendered in
Acquisition of Topclick
International, Inc. (reverse merger)    (7,700,000)      (475,798)     8,800,000         8,800

Issued for cash                               --             --        2,157,473         2,157

Cumulative translation adjustment             --             --             --            --

Net loss for the period                       --             --             --            --
                                        --------------------------------------------------------

Balance, June 30, 1999                        --      $      --       13,407,473   $    13,407
                                        --------------------------------------------------------

                                                                   DEFICIT
                                                                   ACCUMULATED   TOTAL
                                        ADDITIONAL   CUMULATIVE    DURING THE    SHAREHOLDERS'
                                        PAID-IN      TRANSLATION   DEVELOPMENT   EQUITY
                                        CAPITAL      ADJUSTMENT    STAGE         (DEFICIT)
                                       -------------------------------------------------------
Balance, May 15, 1998 (inception)      $    17,456          --         (16,583)         3,323

Net loss for the period                       --            --          (1,411)        (1,411)
                                       -------------------------------------------------------

Balance, June 30, 1998                      17,456          --         (17,994)         1,912

Issued for acquisition of internet
Property                                      --            --            --          148,550

Issued for acquisition of Topclick
(Canada) Inc.                                 --            --            --           51,758

Issued for services rendered                  --            --            --           20,000

Issued for cash                               --            --            --          255,490

Issued and surrendered in
Acquisition of Topclick
International, Inc. (reverse merger)       450,415          --          16,583           --

Issued for cash                          1,997,843          --            --        2,000,000

Cumulative translation adjustment             --          17,922          --           17,922

Net loss for the period                       --            --        (462,603)      (462,603)
                                       -------------------------------------------------------

Balance, June 30, 1999                 $ 2,465,714   $    17,992   $  (464,014)   $ 2,330,029
                                       -------------------------------------------------------


                                                                              2.

        See accompanying notes to the consolidated financial statements

                          TOPCLICK INTERNATIONAL, INC.
                      (Formerly Galveston Oil & Gas, Inc.)
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEETS
                          AS AT JUNE 30, 1999 AND 1998


                                     ASSETS

                                                                       June 30,           June 30,
                                                                         1999               1998
CURRENT
    Cash  (Note 4)                                                    $ 1,702,291        $    55,737
    Goods and Services Tax  Receivable                                     16,414               --
                                                                      -----------        -----------

                                                                        1,718,705             55,737

PROPERTY, PLANT AND EQUIPMENT ( Note 3)                                    78,324               --
SOFTWARE DEVELOPMENT COSTS (Note 5)                                       260,019               --
                                                                      -----------        -----------

                                                                      $ 2,057,048        $    55,737
                                                                      ===========        ===========
                                   LIABILITIES

CURRENT
        Accounts payable                                              $    23,569        $     2,100
        Due to director                                                       450                100
                                                                      -----------        -----------

                                                                      $    24,019        $     2,200
                                                                      -----------        -----------
                              SHAREHOLDERS' EQUITY

Preferred shares, $.001 par value, 20,000 shares
   authorized, none issued and outstanding
Common shares, $.001 par value, 99,980,000 shares
  authorized, 13,407,473 and 2,450,000 issued and outstanding              13,407              2,502

Additional paid - in capital                                            2,465,714             69,029
Cumulative translation adjustment                                          17,922               --
Deficit accumulated during development stage                             (464,014)           (17,994)
                                                                      -----------        -----------

                                                                        2,033,029             53,537
                                                                      -----------        -----------

                                                                      $ 2,057,048        $    55,737
                                                                      ===========        ===========


                                                                              3.

                          TOPCLICK INTERNATIONAL, INC.
                      (Formerly Galveston Oil & Gas, Inc.)
                      CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE YEAR ENDED JUNE 30, 1999 AND FOR THE PERIOD
                 FROM MAY 15, 1998 (INCEPTION) TO JUNE 30, 1998


                                                                 Period from
                                                                  May 15,1998
                                              Year ended          (Inception)
                                               June 30,           to June 30,
                                                 1999                1998
 EXPENSES
         Contract fees                       $    193,264        $       --
         Accounting and legal                      79,674               1,379
         Consulting fees                           33,789                --
         Investment referral fees                  27,394                --
         Wages and benefits                        25,643                --
         Office expenses                           22,174                --
         Rent                                      22,127                --
         Meals and entertainment                   14,503                --
         Internet services                         13,210                --
         Travel                                    12,014                --
         Software                                   8,941                --
         Telephone                                  8,524                --
         Education                                  6,039                --
         Automobile                                 4,775                --
         Advertising                                4,603                --
         Depreciation                               2,360                --
         Utilities                                  1,759                --
         Insurance                                  1,582                --
         Interest and bank charges                    305                  32
--------------------------------------------------------------------------------
                                                  482,680               1,411

 LOSS FROM OPERATIONS                            (482,680)             (1,411)
--------------------------------------------------------------------------------

 OTHER ITEMS
         Interest income                           24,055                --
         Write-off deferred charges                (3,978)               --
--------------------------------------------------------------------------------
                                                   20,077                --

 NET LOSS FOR THE PERIOD                     $   (462,603)       $     (1,411)
--------------------------------------------------------------------------------

 LOSS PER SHARE                              $      (0.04)       $      (0.00)
--------------------------------------------------------------------------------

 WEIGHTED AVERAGE SHARES                       12,000,682           2,450,000
                                             ============        ============


                                                                              4.

                          TOPCLICK INTERNATIONAL, INC.
                      (formerly Galveston Oil & Gas, Inc.)
                         ( A Development Stage Company)
                  CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
               FOR THE YEAR ENDED JUNE 30, 1999 AND FOR THE PERIOD
                 FROM MAY 15, 1998 (INCEPTION) TO JUNE 30, 1998


                                                               Period from
                                                               May 15, 1998
                                                   Year ended  (Inception)
                                                    June 30,    to June 30,
                                                      1999        1998

NET LOSS FOR THE PERIOD                            $(462,603)   $  (1,411)

OTHER COMPREHENSVIE INCOME (LOSS) , Net of tax:
        Foreign currency translation adjustments      17,922         --
                                                   ---------    ---------

COMPREHENSIVE LOSS FOR THE PERIOD                  $(444,681)   $  (1,411)
                                                   =========    =========


                                                                              5.

                          TOPCLICK INTERNATIONAL, INC.
                      (formerly Galveston Oil & Gas, Inc.)
                         ( A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEAR ENDED JUNE 30, 1999 AND FOR THE PERIOD
                 FROM MAY 15, 1998 (INCEPTION) TO JUNE 30, 1998

                                                                                               Period from
                                                                                              May 15, 1998
                                                                       Year ended              (Inception)
                                                                         June 30,              to June 30,
                                                                           1999                   1998
CASH PROVIDED BY (USED FOR)
        OPERATING ACTIVITIES
               Net (loss) for the period                               $  (462,603)            $    (1,411)
               Items not involving cash:
               Write-off of deferred charges                                 3,978                    --
               Depreciation                                                  2,360                    --
               Issuance of shares for contract fees                         20,000                    --
               Changes in non-cash working capital                                                    --
               Accounts payable                                             21,469                   2,100
               Goods and Services Tax receivable                           (16,414)                   --
               Due to director                                                 350                     100
----------------------------------------------------------------------------------------------------------
                                                                          (430,860)                    789

       FINANCING ACTIVITIES
               Proceeds from Issuance of common stock                    2,269,567                  51,625
----------------------------------------------------------------------------------------------------------

                                                                         2,269,567                    --
        INVESTING ACTIVITIES

               Acquisition of property, plant and equipment                (90,759)                   --
               Software development costs                                 (101,394)                   --
----------------------------------------------------------------------------------------------------------
                                                                          (192,153)                   --

INCREASE IN CASH                                                         1,646,554                  52,414
                                                                         ---------             -----------


CASH,  BEGINNING OF PERIOD                                                  55,737                   3,323
                                                                         ---------             -----------

CASH,  END OF PERIOD                                                   $ 1,702,291             $    55,737
----------------------------------------------------------------------------------------------------------


                                                                              6.

                          TOPCLICK INTERNATIONAL, INC.
                      (formerly Galveston Oil & Gas, Inc.)
                         ( A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 1999
                               AND FOR THE PERIOD
                 FROM MAY 15, 1998 (INCEPTION) TO JUNE 30, 1998

                                                                                                      Period from
                                                                                                      May 15, 1998
                                                                                     Year ended       (Inception)
                                                                                       June 30,        to June 30,
                                                                                        1999              1998
Interest Paid                                                                         $    --            $  --
Income taxes paid                                                                          --               --
---------------------------------------------------------------------------------------------------------------

                                                                                      $    --            $  --
---------------------------------------------------------------------------------------------------------------

     Supplemental Disclosure of Non-Cash Investing and Financing Information

Acquisition of assets for issuance of common stock:

                 Software development costs                                           $ 148,550          $  --
                 Topclick (Canada) Inc.                                                  51,758             --
                 Issuance of common stock                                              (200,308)            --
---------------------------------------------------------------------------------------------------------------
                                                                                      $    --            $  --
---------------------------------------------------------------------------------------------------------------


                                                                              7.

                          TOPCLICK INTERNATIONAL, INC.
                      (formerly Galveston Oil & Gas, Inc.)
                         ( A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1999 AND 1998


NOTE 1    BUSINESS DESCRIPTION

          Topclick International, Inc. (formerly Galveston Oil & Gas, Inc. ) (a development stage company), "the Company", was incorporated on October 3, 1996 under the laws of the state of Delaware in United States of America. Pursuant to the agreement described in Note 7, the Company had a change of control, as such, the nature of the business is changed from development of oil and gas properties to the business of operating an Internet Website.

          Topclick International, Inc. purchased 100% of Topclick Corporation pursuant to the stock exchange agreement dated February 10, 1999. This has been accounted for as a reverse acquisition of the Company by Topclick Corporation.

          Topclick Corporation was incorporated under the laws of Delaware on July 8, 1998. Effective July 8, 1998, Topclick Corporation acquired 100% of Topclick (Canada) Inc. which is a company under common control and as such the business combination has been accounted for at historical costs in a manner similar to that in a pooling of interests.

          Topclick (Canada) Inc. was incorporated under the laws of the Canada Business Corporation Act and commenced operations (deemed date of inception) on May 15, 1998.

          In addition, Topclick Corporation purchased certain Internet assets from Helpful by Design Inc. which is also under common control. This has been accounted for at predecessor historical costs.

NOTE 2    SIGNIFICANT ACCOUNTING POLICIES

          The consolidated financial statements are expressed in U.S. Dollars, have been prepared in accordance with accounting principles generally accepted in United States and include the following significant accounting policies:

          Consolidation

          The consolidated financial statements of the Company include the accounts of the Company and the consolidated accounts of its wholly-owned subsidiary Topclick Corporation. The consolidated financial statements of Topclick Corporation also include accounts of its wholly-owned subsidiary, Topclick (Canada) Inc. All significant inter-company transactions have been eliminated.

          As described in Note 7, Topclick International, Inc. acquired all of the outstanding common shares of Topclick Corporation. For accounting purposes, the acquisition has been treated as the acquisition of Topclick International, Inc. with Topclick Corporation as the acquiror (reverse acquisition). The historical financial statements prior to February 10, 1999 are those of Topclick Corporation consolidated. Pro-forma information giving effect to the acquisition as if the acquisition took place May 15, 1998 is not presented as the effects are immaterial.

          i) The consolidated financial statements of the combined entities are issued under the name of the legal parent (Topclick International, Inc.) but are considered a continuation of the financial statements of the legal subsidiary (Topclick Corporation).


                                                                              8.

                          TOPCLICK INTERNATIONAL, INC.
                      (formerly Galveston Oil & Gas, Inc.)
                         ( A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1999 AND 1998

NOTE 2    SIGNIFICANT ACCOUNTING POLICIES (Continued)

          ii) As Topclick Corporation is deemed to be the acquiror for accounting purposes, its assets and liabilities are included in the consolidated financial statements at their historical carrying values in the accounts of Topclick International Inc.

          Accounting Estimates

          The preparation of the consolidated financial statements in conformity with generally accepted accounting principles of United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilites and disclosures in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

          Property, plant and equipment

          Property, plant and equipment are recorded at costs and are amortized in the following manner:

                Computers                       30% declining balance
                Furniture and equipment         20% declining balance

          In the year of acquisition, depreciation is calculated at one-half of the above-noted rates.

          Software Development Costs

          Software development costs represent costs relating to the development of the Internet website. These costs will be amortized upon the commercialization of the Internet website, over three years due to the nature of business in the of software technology industry.

          Loss Per Share

          Loss per share is provided in accordance with the Statement of Financial Accounting Standards No. 128 (SFAS), "Earnings Per Share". Due to the Company's simple capital structure, only basic loss per share is presented. Basic loss per share is computed by dividing loss available to common shareholders by weighted average number of common shares outstanding for the period.

          Foreign currency translation

          The Company uses the local currency (Canadian Dollars) as the functional currency. Assets and liabilities dominated in the foreign functional currency are translated at the exchange rate of the balance sheet date. Translation adjustments are recorded as a separate component of the shareholders' equity. Revenues and expenses demoninated in foreign currency are translated at the weighted average exchange for the period.


                                                                              9.

                          TOPCLICK INTERNATIONAL, INC.
                      (formerly Galveston Oil & Gas, Inc.)
                         ( A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1999 AND 1998

NOTE 2    SIGNIFICANT ACCOUTING POLICIES (Continued)

          Income Taxes

          The Company accounts for income taxes using the liability method. Under this method deferred income tax liabilities and assets are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or reduction of expenses between financial and tax reporting. Deferred tax assets and/or liabilities are classified as current and noncurrent based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE 3    PROPERTY, PLANT AND EQUIPMENT


                                 Accumulated       Net Book
                     Cost        Depreciation        Value       Depreciation
                    ---------------------------------------------------------
 Computer           $67,166        $10,075          $57,091         $10,075
 Furniture and
   Equipment         23,593          2,360           21,233           2,360
                    -------------------------------------------------------

                    $90,759        $12,435          $78,324         $12,435
                    -------------------------------------------------------


          During the year ended June 30, 1999, $10,075 of depreciation of the computer was capitialized as software development costs.

NOTE 4    CASH

          At June 30, 1999, approximately $1,667,370 of the total cash is deposited with RBC Dominion Securities Limited (RBC). It carries interest at 3 3/4 per annum. It is management's intention to utilize this account as part of its operating bank account. RBC is Canada's leader in the investment industry. It is the leading debt and equity underwriter in Canada and is a member of the Royal Bank Financial Group. The Royal Bank is Canada's premier global financial services group with leading market share in personal and business banking, corporate and investment banking, and wealth management.


                                                                             10.

                          TOPCLICK INTERNATIONAL, INC.
                      (formerly Galveston Oil & Gas, Inc.)
                         ( A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1999 AND 1998


NOTE 5    ACQUISITION OF SOFTWARE DEVELOPMENT COSTS (Continued)

          a) Effective July 8, 1998 and pursuant to the terms of the acquisition agreement dated September 15, 1998, Topclick Corporation (the legal subsidiary) acquired the Internet property from Helpful By Design Inc., a company under common control of a controlling shareholder of Topclick Corporation. The consideration given was 6,972,774 common shares. The software development costs acquired by Topclick Corporation from Helpful By Design Inc. are recorded at processor's costs of $148,550.


          b) Pursuant to the same agreement as above, Topclick Corporation acquired 100% of the outstanding shares of Topclick (Canada) Inc. from Helpful by Design Inc. for the issuance of 514,929 common shares of Topclick Corporation. The shares issued have been recorded at the amount of the net assets of Topclick (Canada) Inc. at the date of acquisition.

               The net assets of Topclick (Canada) Inc. at date of acquisition consists of the following:

               Cash                               $ 37,158
               Receivable                           16,000
               Accounts payable                     (1,400)
                                                  --------

                                                  $ 51,758
                                                  --------

               The above transaction between entities under common control has been accounted for at historical cost in a manner similar to that in a pooling of interests.

NOTE 6         REVERSE MERGER

               Pursuant to the stock exchange agreement dated February 10, 1999, the Company issued eight common shares in exchange for every seven common shares of Topclick Corporation. Therefore, at February 23, 1999 (closing date), a total of 8,800,000 common shares were issued by the Company in exchange for 7,700,000 outstanding common shares if Topclick Corporation.

               As a result of the above transactions, the Company legally controls Topclick Corporation. However, in substance, the shareholders of Topclick Corporation control the Company with an ownership of approximately 71% of its outstanding common shares.


NOTE 7         SHARES ISSUED FOR SERVICES RENDERED

               During the year, Topclick Corporation (legal subsidiary) issued 20,000 common shares to an individual for the fair value of services rendered in connection with conducting quality controls to the internet website of Topclick (Canada) Inc. (its wholly-owned subsidiary). The shares issued been recorded at the value of the services rendered.


                                                                             11.

                          TOPCLICK INTERNATIONAL, INC.
                      (formerly Galveston Oil & Gas, Inc.)
                         ( A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1999 AND 1998


NOTE 8    FINANCIAL INSTRUMENTS

          The Company's financial assets and liabilities consist of cash, Goods Services Tax receivable, accounts payable, the terms and conditions of which have been described in the preceding notes.

          Credit risk arises from the potential that a debtor will fail to perform its obligations. The Company is subject to credit risk through its cash deposits. However, these cash deposits are placed in a well-capitalized, high quality financial institution (Note 4). Accordingly, concentrations of credit risk are considered to be minimal.

          Interest rate risk is the risk to the Company's earnings that would arise from fluctuations in interest rates, and would depend of the volatility of these rates. The Company's borrowings from external parties is not substantial. Accordingly, its interest rate risk is considered to be minimal.

          Financial risk is the risk to the Company's earnings that would arise from fluctuations in interest rates and foreign exchange rates, and would depend on the volatility of these rates. The Company does not use derivative instruments to reduce its exposure to interest and foreign currency risk on its cash deposits held in Canadian funds.


NOTE 9    UNCERTAINTY DUE TO THE YEAR 2000 ISSUE  (Unaudited)

          The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor error to significant system failure which could affect an entity's ability to conduct normal business operations. Management believes they have taken appropriate course of action to ensure that the Company's technologies are Year 2000 compliant. However, it is not possible to be certain that all aspects of the Year 2000 issue effecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.


                                                                             12.

                                       12.
                          TOPCLICK INTERNATIONAL, INC.
                      (formerly Galveston Oil & Gas, Inc.)
                         ( A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1999 AND 1998


NOTE 10   DEFERRED INCOME TAXES

          Significant components of the Company's deferred income taxes and liabilities at June 30, 1999 and 1998 are as follows:

                Deferred income tax asset
                        Net operating loss                                               $(482,680)          $  --
                        Other                                                               20,077              --
                                                                                         ---------           -----

                                                                                           462,603              --
               Total deferred income tax asset
                   valuation allowance                                                     462,603              --
                                                                                         ---------           -----

               Net deferred income tax liability                                         $      --           $  --
                                                                                         ---------           -----

               Reconciliation's of the effective tax rate to the Canadian statutory rate is as follows:

                   Tax expense at Canadian statutory rate                                     45.6%           45.6%
                   Change in valuation allowance                                             (45.6%)         (45.6%)
                                                                                         ---------           -----

                   Effective income tax rate                                                   - %             - %
                                                                                         ---------           -----

          The  company  has  Canadian  net  operating  loss   carryforwards   of
          approximately $462,603 that expire in 2006.

          The Company operates its business in its Canadian subsidiary Topclick (Canada) Inc. and as such has losses carried forward for Canadian income tax purposes.

NOTE 11   CONTINGENCIES

          The Company is the subject of a lawsuit by an individual who is claiming ownership interest in common stock of Helpful By Design Inc.
          (HBD). HBD sold certain assets, including a website to Topclick Corporation. As described in note 6 there was a share exchange between Topclick Corporation and the Company that resulted in the Company legally controlling Topclick Corporation.

          The individual has filed a lawsuit in the Supreme Court of British Columbia seeking the force conversion of approximately 500,000 HBD shares of its .001 par value common stock into shares of the Company's .001 par value common stock.

          It is not possible to estimate the amount of a contingent loss in respect of this legal action. The impact on earnings per share is not material.


                                                                             13.

                          TOPCLICK INTERNATIONAL, INC.
                      (formerly Galveston Oil & Gas, Inc.)
                         ( A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1999 AND 1998


NOTE 12   COMMITMENTS

          The Company has commitments under certain contracts of employment and consulting agreements as follows:

                                  2000           $  88,970

          Further, contracts of employment and consulting agreements call for the granting of stock options to the individuals under contract. The option agreement have not been formally prepared and signed at June 30, 1999 as management is in the process of creating a formal Stock Option Plan.

          Options for the issuance of 776,000 shares of the company are committed to be granted upon the creation of the Stock Option Plan at a price less than $1.00 per share to be determined at the time of the granting of the options.


NOTE 13   COMPARATIVE FIGURES

          The comparative figures have been reclassified to conform with the presentation adopted in the current period.

                                                                             14.

                          TOPCLICK INTERNATIONAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TOPCLICK INTERNATIONAL, INC., A DELAWARE CORPORATION ("COMPANY").

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS INDICATED, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER REGARDING ANY OTHER BUSINESS. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE ACTIONS PROPOSED HEREIN ARE HEREBY EXPRESSLY REVOKED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY ISSUANCE OF A SUBSEQUENT PROXY OR BY VOTING AT THE ANNUAL MEETING IN PERSON.

INSTRUCTIONS. Except with respect to the election of directors, to vote in favor of a proposal, circle the phrase "FOR approval". To vote against a proposal, circle the phrase "AGAINST approval". To abstain from voting on a proposal, circle the phrase "ABSTAIN".

The undersigned stockholder of Topclick International, Inc., (the "Company"), hereby constitutes and appoints Chris Lewis, with the power to appoint his substitute, as attorney and proxy, to appear, attend and vote all of the shares of common stock of the Company standing in the name of the undersigned on the record date at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Hotel, 655 Burrard Street, Vancouver, British Columbia, Canada, on January 27, 2000, at 10:30 a.m., Pacific Standard Time, and at any adjournment thereof, upon the following:

1. To elect three (3) directors as follows:

   FOR all nominees listed below, except   WITHHOLD AUTHORITY
   as marked to the contrary below         to vote for all nominees listed below

Additional Instructions: To withhold authority to vote for any individual nominee, strike a line through that nominee's name specified below.

Chris Lewis             John Jennings              Bruce McKay

2. To approve and adopt the Company's Stock Option Plan;

          FOR approval             AGAINST approval               ABSTAIN

3. To approve, adopt and ratify the actions taken by the Company's officers and directors during the most recent fiscal year;

          FOR approval             AGAINST approval               ABSTAIN

4. To approve the selection of Buckley Dodds to audit the consolidated financial statements of the Company for the fiscal year ended June 30, 1999;

          FOR approval             AGAINST approval               ABSTAIN

5.  To  approve  the  selection  of  Price  Waterhouse   Coopers  to  audit  the
consolidated financial statements of the Company for the fiscal year beginning July 1, 1999;

          FOR approval             AGAINST approval               ABSTAIN

6. To amend the Certificate of Incorporation of the Company to provide that in the event a person becomes a "controlling person" and seeks to implement a "business combination" of the Company with such person, there shall be a special vote, in addition to whatever other vote may be required, of two-thirds (2/3) of the issued and outstanding shares of $.001 par value common stock of the Company;

          FOR approval             AGAINST approval               ABSTAIN

7. To amend the Certificate of Incorporation of the Company to provide that if a proposal is made that the Company enter into a merger or consolidation with any other corporation, to sell or otherwise dispose of all or substantially all of the Company's assets or business in one transaction or a series of transactions, or liquidate or dissolve the Company, the affirmative vote of the holders of not less than two-thirds (2/3) of the issued and outstanding shares of $.001 par value common stock of the Company will be required for the approval of such proposal;

          FOR approval             AGAINST approval               ABSTAIN

8. To amend the Certificate of Incorporation of the Company to provide that any "Control Share Acquisition" of shares of the Company's $.001 par value common stock can be made only if both of the following occur: (i) two-thirds (2/3) of the issued and outstanding shares of the Company's $.001 par value common stock represented at the shareholder meeting in person or by proxy authorize the Control Share Acquisition, excluding, however, the voting power of shares that may be voted by the acquiror, and provided further that (ii) the proposed Control Share Acquisition is consummated no later than 360 days following the shareholders' authorization of the Control Share Acquisition.

          FOR approval             AGAINST approval               ABSTAIN

9. To amend the Certificate of Incorporation of the Company to provide that no person owning 10% or more of the Company's issued and outstanding voting securities ("Interested Shareholder") may engage in any "Interested Shareholder Transaction" (generally, a merger, consolidation, sale, lease or other disposition of substantial assets, either by the Company to the Interested Shareholder, or vice versa, including certain reclassifications of the Company's capital stock, or a loan or other financial benefit to the Interested Shareholder not shared pro rata with other shareholders) with the Company for three (3) years following the date that such person became an Interested Shareholder, unless (i) before that person became an Interested Shareholder, the Board of Directors of the Company approved the transaction in which the Interested Shareholder became an Interested Shareholder, or (ii) the Board of Directors of the Company approves the Interested Shareholder Transaction;

          FOR approval             AGAINST approval               ABSTAIN

10. To vote in his or her discretion on such other business as may properly come before the meeting, or any adjournment thereof.

Please mark, date, sign and return this proxy promptly in the enclosed envelope. When shares of the Company's $.001 par value common stock are held by joint tenants, both joint tenants should sign this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please specify your complete title as such. If shares of the Company's $.001 par value common stock are held by a corporation, please sign in full that corporation's name and execute this proxy by the President or other authorized officer of that corporation. If shares of the Company's $.001 par value common stock are held by a partnership, please execute this proxy in that partnership's name by an authorized general partner or other authorized representative of that partnership.

Dated:
       -----------------                      ----------------------------------
                                              (Signature of Shareholder)

                                              ----------------------------------
                                              (Printed Name of Shareholder)

___  PLEASE CHECK IF YOU ARE PLANNING TO ATTEND THE MEETING.